UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Concrete Pumping Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

February 28, 2023

Dear Fellow Stockholders,

It is my pleasure to invite you to attend Concrete Pumping Holdings, Inc.’s 2023 Annual Meeting of Stockholders (the “Annual Meeting”) on Tuesday, April 25, 2023 at 10:00 a.m. (ET), at Concrete Pumping Holdings, Inc.’s corporate office located at 500 E. 84th Avenue, Suite A-5, Thornton, Colorado 80229. At the Annual Meeting, our stockholders will be asked:

1.	To elect the four Class II Director nominees listed in this Proxy Statement;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our 2023 fiscal year;

3.	To approve, on a non-binding, advisory basis, the compensation of our named executive officers (the “say-on-pay” vote);

4.

 To vote, on a non-binding, advisory basis, on the frequency (every year, two years or three years) of future advisory votes on the compensation of our named executive officers (the “say-on-frequency” vote);

5.	To approve an amendment to the Concrete Pumping Holdings, Inc. 2018 Omnibus Incentive Plan; and

6.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

We know of no other matters to come before the Annual Meeting. Only stockholders of record at the close of business on February 24, 2023 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Whether or not you plan to attend the Annual Meeting, we encourage you to read the accompanying Proxy Statement and to submit your proxy card or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the accompanying proxy card. Please read the enclosed information carefully before submitting your proxy.

Your vote is important. Please note that if you hold your shares through a broker, your broker cannot vote your shares on Proposals 1, 3, 4 and 5 in the absence of your voting instructions. In order for your vote to be counted, please make sure that you submit your vote to your broker.

We appreciate the confidence you have placed in us through your investment in us, and we look forward to seeing you at the Annual Meeting.

By Order of the Board of Directors,

Howard D. Morgan Chair of the Board of Directors

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 25, 2023

This Proxy Statement and our Annual Report for the fiscal

year ended October 31, 2022 are available on our website at www.concretepumpingholdings.com under “Investors”

500 E. 84th Avenue, Suite A-5

Thornton, Colorado 80229

(303) 289-7497

PROXY STATEMENT

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Information About Attending the Annual Meeting

The 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Concrete Pumping Holdings, Inc. (the “Company,” “we,” “us” or “our”) will be held on Tuesday, April 25, 2023, at 10:00 a.m. (ET), at the Company’s corporate office located at 500 E. 84th Avenue, Suite A-5, Thornton, Colorado 80229. The doors to the Annual Meeting room will open for admission at 9:30 a.m. (ET). Directions to the Annual Meeting location are posted on our website located at www.concretepumpingholdings.com. This Proxy Statement will first be sent to stockholders on or about February 28, 2023.

Proof of stock ownership and some form of government-issued photo identification (such as a valid driver’s license or passport) will be required for admission to the Annual Meeting. Only stockholders who own shares of Concrete Pumping Holdings, Inc.’s common stock as of the close of business on February 24, 2023 (the “Record Date”) will be entitled to attend and vote at the Annual Meeting.  If you are a stockholder of record as of the Record Date and you plan to attend the Annual Meeting, please save your proxy card or Notice of Internet Availability you receive and bring it to the Annual Meeting as your admission ticket. If you plan to attend the Annual Meeting but your shares are not registered in your name, you must bring evidence of stock ownership as of the Record Date, which you may obtain from your bank, stockbroker or other adviser, to be admitted to the Annual Meeting. No cameras, recording devices or large packages will be permitted in the Annual Meeting room.

Under appropriate circumstances, we may provide assistance or a reasonable accommodation to attendees of the Annual Meeting who require assistance to gain access to the Annual Meeting or to receive communications made at the Annual Meeting. If you would like to request such assistance or accommodation, please contact us at (303) 289-7497 or at Concrete Pumping Holdings, Inc., 500 E. 84th Avenue, Suite A-5, Thornton, Colorado 80229. Please note that we may not be able to accommodate all requests.

Information About this Proxy Statement

Why You Received this Proxy Statement.    You have received these proxy materials because our board of directors (the “Board of Directors”) is soliciting your proxy to vote your shares at the Annual Meeting. This Proxy Statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (the “SEC”) and that is designed to assist you in voting your shares. We either (1) mailed you a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) notifying each shareholder entitled to vote at the Annual Meeting how to vote and how to electronically access a copy of this proxy statement and our Annual Report for the fiscal year ended October 31, 2022 (referred to as the “Proxy Materials”) or (2) mailed you a paper copy of the Proxy Materials and a proxy card in paper format. You received these Proxy Materials because you were a shareholder as of the close of business on the Record Date. If you have not received, but would like to receive, a paper copy of the Proxy Materials and a proxy card in paper format, you should follow the instructions for requesting such materials contained in the Notice of Internet Availability.

  Beneficial Owners. If you hold your shares in a brokerage account, please check the information that your bank, broker or other holder of record sent to you regarding the availability of Proxy Materials electronically or in paper format.

Information About Voting

Stockholders can vote in person at the Annual Meeting or by proxy. There are two ways to vote by proxy:

•  By Internet—You can vote over the Internet by accessing the Internet website specified in the accompanying Notice of Internet Availability, proxy card or voting instruction form and following the instructions provided to you; or

•  By Mail—If you received a paper copy in the mail of the Proxy Materials and a proxy card, you can vote by mail by signing, dating and mailing your proxy card to the address provided therein.

Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (ET) on April 24, 2023. We encourage you to submit your proxy as soon as possible (by Internet or by mail) even if you plan to attend the Annual Meeting in person.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record as to how to vote your shares. You must follow the instructions of the holder of record in order for your shares to be voted. Internet voting may also be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy signed by the registered holder and bring it to the Annual Meeting in order to vote.

Please note that if you hold your shares through a broker, your broker cannot vote your shares on Proposals 1, 3, 4 and 5 unless you have given your broker specific instructions as to how to vote. In order for your vote to be counted, please make sure that you submit your vote to your broker.

        If you vote by proxy, the individuals named on the proxy card (your “proxies”) will vote your shares in the manner you indicate. You may specify whether your shares should be voted for or withheld from all, any or none of the nominees for director and whether your shares should be voted for or against each of the other proposals (or in the case of Proposal 4, whether your shares should be voted for every year, two years or three years). If you sign and return the proxy card without indicating your instructions, your shares will be voted as follows:

• FOR the election of all four Class II Directors nominees listed in this Proxy Statement;

• FOR the ratification of the appointment of PricewaterhouseCoopers, LLP as our independent registered public accounting firm for our 2023 fiscal year;

• FOR the approval of the compensation of our named executive officers;

• FOR “ONE YEAR” for the frequency of future advisory votes on the compensation of our named executive officers;

• FOR the approval of an amendment to the Concrete Pumping Holdings, Inc. 2018 Omnibus Incentive Plan; and

• For or against any other matter properly presented before the Annual Meeting, in the discretion of the proxies.

If you are a registered stockholder, you may revoke or change your proxy submitted before the Annual Meeting for any reason by, (1) voting in person at the Annual Meeting, (2) submitting a later-dated proxy online (your last vote before the Annual Meeting begins will be counted), or (3) sending a written revocation that is received before the Annual Meeting to the Corporate Secretary of the Company, c/o Concrete Pumping Holdings, Inc. 500 E. 84th Avenue, Suite A-5, Thornton, Colorado 80229. If you are a beneficial owner of shares held in street name, you must contact the holder of record to revoke a previously authorized proxy.

Each share of our common stock and preferred stock is entitled to one vote (except that holders of preferred stock may not vote on the election of directors). As of the Record Date, there were 56,987,736 shares of our common stock and 2,450,980 shares of our preferred stock outstanding.

Quorum Requirement

A quorum is necessary to hold a valid meeting. The holders of a majority in voting power of the outstanding capital stock entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum. Abstentions and broker “non-votes” are counted as present for purposes of determining whether a quorum exists. A broker “non-vote” occurs when a bank or broker holding shares for a beneficial owner does not vote on a proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Banks and brokers will have discretionary voting power for the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our 2023 fiscal year (Proposal 2), but not for voting on any other proposal on the Annual Meeting agenda.

Required Votes for Action to be Taken

Four Class II Directors have been nominated for election to our Board of Directors at the Annual Meeting. Our Amended and Restated Bylaws (the “Bylaws”) provide that directors shall be elected by a plurality vote. This means that the four director nominees receiving the highest number of “FOR” votes cast, even if less than a majority, will be elected. Abstentions and broker non-votes will have no effect on the outcome of the election.

For the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, the say-on-pay vote, the say-on-frequency vote and the approval of an amendment to the Concrete Pumping Holdings, Inc. 2018 Omnibus Incentive Plan, the approval requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on such matter. Abstentions will have the effect of voting “AGAINST” these proposals. There are no broker non-votes for these proposals. The following table summarizes the votes required for passage of each proposal under our governing documents and Delaware law:

Brokers and custodians cannot vote uninstructed shares on your behalf in director elections and compensation related proposals. For your vote to be counted, you must submit your voting instruction form to your broker or custodian.

Proposal		Votes required for approval	Abstentions*	Broker non-votes
1.	Election of the four Class II Director nominees	A plurality of the votes cast (the four nominees receiving the highest number of “FOR” votes cast will be elected)	No impact (*for a vote to "Withhold")	No impact
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our 2023 fiscal year	Majority of shares present in person or represented by proxy and entitled to vote	Same as a vote “Against”	No broker non-votes (uninstructed shares voted in the broker’s discretion)
3.	Say-on-pay vote	Majority of shares present in person or represented by proxy and entitled to vote	Same as a vote “Against”	No impact
4.	Say-on-frequency vote	Majority of shares present in person or represented by proxy and entitled to vote	Same as a vote “Against”	No impact
5.	Approval of an amendment to the Concrete Pumping Holdings, Inc. 2018 Omnibus Incentive Plan	Majority of shares present in person or represented by proxy and entitled to vote	Same as a vote “Against”	No impact

Other Business to be Considered

Our Board of Directors does not intend to present any business at the Annual Meeting other than the proposals described in this Proxy Statement and knows of no other matters that are likely to be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, your proxies will act on such matter in their discretion.

Information About the Company

Concrete Pumping Holdings, Inc. is a Delaware corporation headquartered in Denver, Colorado. We refer to Concrete Pumping Holdings, Inc. as the “Company,” “CPH,”, “us”, “we” or “our” in this Proxy Statement, and these designations include our subsidiaries unless we state otherwise.

Smaller Reporting Company

Because the Company qualifies as a “smaller reporting company” under the SEC rules, the Company has elected to prepare this proxy statement and other annual and periodic reports as a “Smaller Reporting Company” pursuant to the rules of the SEC. Under the scaled disclosure obligations, the Company is not required to provide, among other things, Compensation Discussion and Analysis and certain other tabular and narrative disclosures relating to executive compensation.

CORPORATE GOVERNANCE

Board of Directors

Our Board of Directors consists of twelve directors and is divided into three classes, with only one class of directors being elected in each year and each class serving a three-year term. Our directors are currently divided among the three classes as follows:

•  The Class I directors are Stephen Alarcon, Heather L. Faust, David G. Hall and Iain Humphries, with terms expiring at our Annual Meeting of stockholders to be held in 2025.

•  The Class II directors are Raymond Cheesman, Brian Hodges, Howard D. Morgan, and John M. Piecuch, with terms expiring at the Annual Meeting. The Board of Directors has nominated all current Class II directors for election to the Board at the Annual Meeting.

•  The Class III directors are currently Tom Armstrong, Ryan Beres, M. Brent Stevens and Bruce Young, with terms expiring at our Annual Meeting of stockholders to be held in 2024.

Director Independence

Nasdaq listing standards require that a majority of our Board of Directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of our Board of Directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors conducts an annual assessment of the independence of each member of our Board of Directors, taking into consideration all relationships between us and/or our officers, on the one hand, and each director on the other, including the director’s commercial, economic, charitable and family relationships, and such other criteria as our Board of Directors may determine from time to time. Our Board of Directors has determined that Ms. Faust and Messrs. Alarcon, Armstrong, Beres, Hall, Hodges, Piecuch, Morgan and Cheesman, being a majority of the directors on the Board, are “independent” as defined in Nasdaq listing standards.

Board Leadership Structure

Our Board of Directors does not have a policy regarding separation of the roles of Chief Executive Officer and Chair of the Board of Directors. The Board of Directors believes it is in our best interests to make that determination based on circumstances from time to time. Currently, neither our Chair (Howard D. Morgan) nor our Vice Chair (Brian Hodges) of the Board is an officer of the Company. The Chair of the Board of Directors chairs the meetings of our Board of Directors and meetings of our stockholders, with input from the Vice Chair and the Chief Executive Officer. The Chair and Vice Chair work with the Chief Executive Officer to develop and gain approval from the Board of Directors of the growth strategy of the Company and works with the Chief Executive Officer and Chief Financial Officer in coordinating our activities with key external stakeholders and parties. These activities include corporate governance matters, investor relations, financing and mergers and acquisitions. Our Board of Directors believes that this structure, combined with our corporate governance policies and processes, creates an appropriate balance between strong and consistent leadership and independent oversight of our business.

Our Board of Directors believes that our current leadership structure and the composition of our Board of Directors protect stockholder interests and provide adequate independent oversight, while also providing outstanding leadership and direction for our Board of Directors and management.

The independent directors of the Board of Directors, and each committee of the Board of Directors (of which all are comprised of independent directors), meet in executive sessions, without management present, during each regularly scheduled Board or committee meeting and are active in the oversight of the Company. Each independent director has the ability to add items to the agenda for Board meetings or raise subjects for discussion that are not on the agenda for that meeting. In addition, our Board of Directors and each committee of the Board of Directors has open access to members of management and the authority to retain independent legal, financial and other advisors as they deem appropriate.

Policies and Procedures for Related Person Transactions

Our Code of Ethics requires us to avoid conflicts of interests, which can include financial transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) involving the Company. In addition, our Audit Committee, pursuant to its charter, is responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. We also require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

 Hedging and Pledging Policy

Under the Company’s Insider Trading Policy, all directors, officers and employees of the Company and its subsidiaries are prohibited from entering into hedging, monetization transactions or similar arrangements with respect to Company securities, holding Company securities in a margin account or pledging Company securities as collateral for a loan.

Role of the Board of Directors in Risk Oversight

Members of the Board of Directors have an active role as a whole and also at the Board committee level, in overseeing management of the Company’s risk. While the Board of Directors is ultimately responsible for overall risk oversight at our Company, our Board committees assist the full Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee has primary responsibility for reviewing and discussing the Company’s policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company’s exposure to risk is handled, and for monitoring the Company’s major financial risk exposures and the steps the Company has taken to monitor and control such exposures, including the maintenance and monitoring of a whistleblower hotline. In connection with its risk assessment and management responsibilities, the Audit Committee oversees risks related to cybersecurity and other risks relevant to our computerized information system controls and security. The Audit Committee also is charged with overseeing risks with respect to our related party transaction policy as noted above, and with any potential conflicts of interest with directors and director nominees. The Compensation Committee is charged with ensuring that our compensation policies and procedures do not encourage risk taking in a manner that would have a material adverse impact on the Company. The Corporate Governance and Nominating Committee is charged with overseeing the process of conducting management succession planning and management development. Each Committee reports its findings to the full Board of Directors for consideration.

Communications with the Board of Directors

If our stockholders or other interested parties wish to contact any member of our Board of Directors, they may write to the Board of Directors or to an individual director in care of the Corporate Secretary at Concrete Pumping Holdings, Inc., 500 E. 84th Avenue, Suite A-5, Thornton, Colorado 80229. Relevant communications will be distributed to the Board of Directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication. Communications that are unrelated to the duties and responsibilities of the Board of Directors will not be forwarded, such as business solicitations or advertisements, junk mail, mass mailings and spam, new product or services suggestions, product or services complaints or inquiries, resumes and other forms of job inquiries, or surveys. In addition, material that is threatening, illegal or similarly unsuitable will be excluded. Any communication that is screened as described above will be made available to any director upon his or her request.

Process for Recommending or Nominating Potential Director Candidates

Subject to the rights provided under the Stockholders Agreement, described below, the Corporate Governance and Nominating Committee is responsible for recommending nominees for Board membership to fill vacancies or newly created positions, and for recommending the persons to be nominated for election at the Annual Meeting. In connection with the selection and nomination process, the Corporate Governance and Nominating Committee reviews the desired experience, skills, diversity and other qualities to ensure appropriate Board composition, taking into account the current Board members and the specific needs of the Company and the Board of Directors. In connection with the process of nominating incumbent directors for re-election to the Board, the Corporate Governance and Nominating Committee also considers the director’s tenure on and unique contributions to the Board of Directors.

The Corporate Governance and Nominating Committee may retain, as appropriate, search firms to assist in identifying qualified director candidates. The Corporate Governance and Nominating Committee will generally look for individuals who have displayed high ethical standards, integrity, sound business judgment and a willingness to devote adequate time to Board duties.

The Corporate Governance and Nominating Committee continually reviews Board composition and potential additions while striving to maintain and grow a diverse and broad skill set that complements the business. The Corporate Governance and Nominating Committee may consider certain factors related specifically to our business when considering a potential candidate, including, but not limited to:

•	Knowledge of the concrete pumping and waste management industries;

•	Accounting or related financial management expertise;

•	Experience executing growth and merger and acquisition strategies, to support the strategic plan for the Company;

•	International exposure and diversity of cultural background and experience with global markets, because the Company has international operations; and

•	Leadership experience at an executive level with understanding of the development and implementation of strategies.

The Corporate Governance and Nominating Committee has not assigned specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. In the evaluation of potential new candidates, the Corporate Governance and Nominating Committee considers each candidate’s qualifications in light of the then-current mix of Board attributes, including diversity. Continuing directors are evaluated by the Corporate Governance and Nominating Committee in the same way, including the continuing director’s past contributions to the Board of Directors in such evaluation.

Although the Board of Directors does not have a formal policy specifying how diversity of background and personal experience should be applied in identifying or evaluating director candidates, to help ensure that the Board of Directors remains aware of and responsive to the needs and interests of our customers, stockholders, employees and other stakeholders, the Board of Directors believes it is important to identify qualified director candidates that would increase the diversity of the Board of Directors. Accordingly, the Corporate Governance and Nominating Committee makes an effort when nominating new directors to ensure that the composition of the Board of Directors reflects a broad diversity of experience, profession, expertise, skill, and background, including gender, racial, ethnic, and/or cultural diversity. Nominees are not discriminated against on the basis of gender, race, religion, national origin, disability or sexual orientation. The Board of Directors and the Corporate Governance and Nominating Committee are committed to actively seeking female and minority candidates to join the Board of Directors.

Stockholders may recommend individuals to the Board of Directors for consideration as potential director candidates by submitting candidates’ names, appropriate biographical information (including age, business address and residence address, principal occupation or employment and relevant experience), the class or series and number of shares of capital stock of the Company which are directly or indirectly owned beneficially or of record by the candidate, the date such shares were acquired and the investment intent of such acquisition, and any other information relating to the candidate that would be required to be disclosed in a proxy statement or other similar filing to the principal executive offices of the Company at the address below. All recommendations for nomination received by the Corporate Secretary at the address below that satisfy these requirements and our Bylaw requirements relating to director nominations will be presented to the Corporate Governance and Nominating Committee for its consideration.

Corporate Secretary

c/o Concrete Pumping Holdings, Inc.

500 E. 84th Avenue, Suite A-5

Thornton, Colorado 80229

Assuming the appropriate information has been provided, the Corporate Governance and Nominating Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the Board of Directors determines to nominate a stockholder-recommended candidate and recommends his or her election to the Board of Directors, then his or her name will be included in the proxy statement for the next Annual Meeting of stockholders.

Stockholders Agreement

Pursuant to the terms of that certain rollover agreement, dated as of September 7, 2018, among the Company, Peninsula Pacific and the other parties thereto, Peninsula has exercised its right to designate three individuals to serve on our Board: one to serve as a Class I director, one to serve as a Class II director, and one to serve as a Class III director. Under the Stockholders Agreement, Peninsula has nomination rights with respect to: (i) one director for as long as Peninsula beneficially owns more than 5% and up to 15% of the issued and outstanding shares of our common stock as of December 6, 2018; (ii) two individuals for as long as Peninsula beneficially owns more than 15% and up to 25% of the issued and outstanding shares of our common stock as of December 6, 2018; and (iii) three directors for as long as Peninsula owns more than 25% of the issued and outstanding shares of our common stock as of December 6, 2018. If Peninsula’s beneficial ownership falls below one of these thresholds, Peninsula’s nomination right in respect of such threshold will permanently expire. The current Peninsula designees on our Board are M. Brent Stevens, Stephen Alarcon and Raymond Cheesman.

Succession Planning and Management Development

The Board of Directors supports the development of the Company’s executive talent, especially the Chief Executive Officer and the senior leaders of the Company, because continuity of strong leadership at all levels of the Company is part of the Board’s mandate for delivering strong performance to stockholders. To further this goal, the executive talent development and succession planning process is overseen by the Corporate Governance and Nominating Committee pursuant to its charter. The Corporate Governance and Nominating Committee is charged with developing and recommending to the Board of Directors the approval of a succession plan for the Chief Executive Officer. The Corporate Governance and Nominating Committee also is responsible for implementing the succession plan by developing and evaluating potential candidates for executive positions, and periodically reviewing the succession plan.

The Compensation Committee also indirectly supports the succession planning process through its annual approval of compensation targets and achievement of goals for incentive compensation payments.

Code of Business Conduct and Ethics

We maintain a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all of our directors, executive officers and employees. Our Code of Ethics is posted on our corporate website at www.concretepumpingholdings.com and can be accessed by clicking on the “Investors” link followed by the “Corporate Governance” link and finally the "Governance Documents" link. Any amendments to or waivers of our Code of Ethics relating to our directors or executive officers that is required to be disclosed also will be posted on our website. Information appearing on our website is not incorporated by reference into this Proxy Statement. We have designated our Chief Executive Officer and Chief Financial Officer as compliance officers who oversee our ethics and compliance program and provide regular reports to the Audit Committee and Corporate Governance and Nominating Committee on the program’s effectiveness and the status of any reports or complaints made under the Code of Ethics reporting procedures.

Availability of Committee Charters and SEC Filings

The charters adopted by the Audit, Compensation and Corporate Governance and Nominating Committees are available on our website at www.concretepumpingholdings.com and can be accessed by clicking on the “Investors” link followed by the “Corporate Governance” link. Information appearing on our website is not incorporated by reference into this Proxy Statement.

Board Diversity Matrix (As of February 28, 2023)

           In accordance with Nasdaq Listing Rule 5605(f), the following chart sets forth certain self-identified personal demographic characteristics of our directors. The following table reflects directors' responses in fiscal year 2022:

Total Number of Directors	12
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	10	-	1
Part II: Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latino	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	1	8	-	-
Two or more Races or Ethnicities	-	-	-	-
LGBTQ+	-
Did not disclose demographic background	3

        The Company’s Board Diversity Matrix for 2022 is disclosed in its Definitive Proxy Statement filed with the SEC on February 28, 2022.

DIRECTOR COMPENSATION

During fiscal year 2022, each Director who was not an officer of the Company (“Non-Employee Director”) earned an annual retainer in the amount of $100,000, pro-rated for time served. In addition, the Chairperson (Howard D. Morgan), Vice Chairperson / Compensation Committee Chairperson (Brian Hodges) and Audit Committee Chairperson (John Piecuch) received an additional retainer of $50,000 for these services (for a total retainer of $150,000). The compensation reflected in the table below is the only compensation paid to our Directors and no other material arrangements are present.

The following table sets forth information regarding the compensation of the Company's Non-Employee Directors for the fiscal year ended October 31, 2022. The two Directors (Messrs. Young and Humphries) who are executive officers receive no compensation for serving as Directors in addition to their compensation received as executive officers.

Name	Fees Earned or Paid in Cash	Total
Stephen Alarcon	$100,000	$100,000
Tom Armstrong	$100,000	$100,000
Raymond Cheesman	$100,000	$100,000
David G. Hall	$100,000	$100,000
Brian Hodges	$150,000	$150,000
Howard D. Morgan	$150,000	$100,000
John Piecuch	$150,000	$150,000
Ryan Beres	$100,000	$100,000
Brent Stevens	$100,000	$100,000
Heather L. Faust	$100,000	$100,000

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Our Board has established the following committees: an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”) and a corporate governance and nominating committee (the “Corporate Governance and Nominating Committee”). Each of the committees reports to the Board. Members serve on these committees until their resignation or until otherwise determined by our Board. The composition, duties and responsibilities of these committees are set forth below.

Our Board of Directors has affirmatively determined, upon recommendation of the Corporate Governance and Nominating Committee, that all of the members of our Audit, Compensation and Corporate Governance and Nominating Committees are independent as defined under Nasdaq listing standards. The Board of Directors also has determined that all members of the Audit Committee meet the independence requirements contemplated by Nasdaq listing standards and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in determining the independence of all members of our Compensation Committee, the Board of Directors took into account the additional independence considerations required by Nasdaq listing rules and Rule 10C-1 of the Exchange Act relating to Compensation Committee service.

The composition, duties and responsibilities of these committees are set forth below:

Audit Committee.    The Audit Committee is responsible for, among other things, (i) appointing, retaining and evaluating the Company’s independent registered public accounting firm and approving all services to be performed by them; (ii) overseeing the Company’s independent registered public accounting firm’s qualifications, independence and performance; (ii) overseeing the financial reporting process and discussing with management and the Company’s independent registered public accounting firm the interim and annual financial statements that the Company files with the SEC; (iv) reviewing and monitoring the Company’s accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; (v) establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; and (vi) reviewing and approving related person transactions.

The current members of our Audit Committee are Messrs. Armstrong, Piecuch and Cheesman, with Mr. Piecuch serving as the chair of the Audit Committee. All members of the Audit Committee are independent within the meaning of the federal securities laws and the meaning of the Nasdaq Rules with respect to audit committee membership. Each member of the Audit Committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq, and the Board has determined that Mr. Armstrong is an “audit committee financial expert” as that term is defined by the applicable rules of the SEC. The Board has approved a written charter under which the Audit Committee operates. A copy of the charter is available free of charge on the Company’s website at www.concretepumpingholdings.com. Information appearing on our website is not incorporated by reference into this Proxy Statement.

Compensation Committee.    The Compensation Committee is responsible for, among other things, (i) reviewing key employee compensation goals, policies, plans and programs; (ii) reviewing and approving the compensation of the Company’s directors, chief executive officer and other executive officers; (iii) reviewing and approving employment agreements and other similar arrangements between the Company and the Company’s executive officers; and (iv) administering the Company’s stock plans and other incentive compensation plans.

The current members of the Compensation Committee are Messrs. Armstrong, Hodges, Morgan and Cheesman, with Mr. Hodges serving as chair of the Compensation Committee. All of the members of the Compensation Committee are independent within the meaning of the federal securities laws and the meaning of the Nasdaq Rules with respect to compensation committee membership. The Board has approved a written charter under which the Compensation Committee operates. A copy of the charter is available free of charge on the Company’s website at www.concretepumpingholdings.com. Information appearing on our website is not incorporated by reference into this Proxy Statement.

Corporate Governance and Nominating Committee.    The Corporate Governance and Nominating Committee is responsible for, among other things, considering and making recommendations to the Board on matters relating to the selection and qualification of directors of the Company and candidates nominated to serve as directors of the Company, as well as other matters relating to the duties of directors of the Company, the operation of the Board and corporate governance.

The current members of the Corporate Governance and Nominating Committee are Ms. Faust and Messrs. Morgan, Hall and Alarcon, with Mr. Morgan serving as the chair of the Corporate Governance and Nominating Committee. All of the members of the Corporate Governance and Nominating Committee are independent within the meaning of Nasdaq Rules. The Board has approved a written charter under which the Corporate Governance and Nominating Committee operates. A copy of the charter is available free of charge on the Company’s website at www.concretepumpingholdings.com. Information appearing on our website is not incorporated by reference into this Proxy Statement.

Meetings of the Board of Directors

In fiscal year 2022, our Board of Directors and the Audit Committee met five times and the Compensation Committee met four times. The Corporate Governance and Nominating Committee met one time. In addition, during the last fiscal year, all directors attended at least 75% of the aggregate of (1) the number of meetings of the Board of Directors (held during the period for which he or she has been a director) and (2) the number of meetings held by all committees of the Board of Directors on which he or she served (during the periods that he or she served). While we do not have a formal policy requiring our directors to attend stockholder meetings, our directors are invited and encouraged to attend all meetings of stockholders. All but 2 of our directors at the time attended the 2022 Annual Meeting of Stockholders.

PROPOSAL ONE: ELECTION OF DIRECTORS

Class II Directors Standing for Election

At the Annual Meeting, stockholders will be asked to vote for the four Class II nominees listed below to serve until the 2026 Annual Meeting of stockholders and the election and qualification of his or her successor, or until such director’s earlier death, disqualification, resignation or removal. Proxies cannot be voted for a greater number of persons than the nominees named below.

The Class II directors are currently Raymond Cheesman, Brian Hodges, Howard D. Morgan, and John M. Piecuch,, with terms expiring at the Annual Meeting. Each of the nominees listed below has agreed to stand for election and has indicated he or she is willing to serve as a member of the Board. There are no family relationships among our directors and director nominees, or between our directors, director nominees and executive officers. Ages are as of the date of the Annual Meeting.

Brian Hodges	Director since 2018

Brian Hodges, age 69, has been a member of our Board of Directors since December 2018. Previously, Mr. Hodges served as a director of Industrea from July 2017 until December 2018. From August 1997 to December 2015, Mr. Hodges was the Managing Director and Chief Executive Officer of Bradken (ASX: BKN), an Australian public company and global manufacturer and supplier of steel products for the mining, transport, general industrial and contract manufacturing markets. During his tenure as chief executive of Bradken, Mr. Hodges guided Bradken through periods of considerable change and corporate activity with four different owners. Over the course of his career, he has gained considerable management and leadership experience in raw material production and processing, supply and logistics and steel manufacturing. Mr. Hodges holds a Bachelor of Chemical Engineering from the University of Newcastle.

We believe Mr. Hodges is qualified to serve on our Board of Directors based on his leadership and business experience; his track record as the managing director and Chief Executive Officer of Bradken; and his network of contacts in the industrial manufacturing and services industry.

Howard D. Morgan	Director since 2018

Howard D. Morgan, age 60, has been a member of our Board of Directors since December 2018. Mr. Morgan is Managing Partner and Co-Founder of Argand, where he has also served as a Partner and member of its Management Committee and Investment Committee since September 2015. Prior to forming Argand, Mr. Morgan was the President of Castle Harlan from September 2014 to July 2015 and Co-President from August 2010 to September 2014. In addition, he served as chief executive officer and president of CHI Private Equity from February 2015 to July 2015. Until July 2015, Mr. Morgan was also a member of the board of directors and associated board committees of CHAMP. Mr. Morgan joined Castle Harlan in 1996. Previously, Mr. Morgan was a partner at The Ropart Group, a private equity investment firm, and began his career at Allen & Company, Inc. Mr. Morgan is currently on the advisory board of Oase Management GmbH since July 2018, a Director of the Board of Directors for Brintons Carpets Limited and a Director of the Board of Directors of Concrete Pumping Holdings, Inc. Mr. Morgan is a former director of over one dozen companies, including Shelf Drilling Inc. (OLS:SHLLF), Pretium Packaging, LLC, IDQ, Securus Technologies, Inc., Baker & Taylor Acquisitions Corp., Polypipe (now known as Genuit (LSE:GEN)), Austar United Communications Ltd. (former ASX), Norcast Wear Solutions, Inc., AmeriCast Technologies, Inc., Ion Track Instruments, Inc., Land ‘N’ Sea Distributing, Inc., Penrice Soda Products Pty. Ltd., Branford Chain, Inc. and various CHAMP entities, and was previously Industria’s Chief Executive Officer and a director of Industria from April 2017 until December 2018. He is a director and past Chairman of the Harvard Business School Club of New York, director and Immediate Past Chair of the Parkinson’s Foundation, a director of the Alexander Hamilton Institute and the World Press Institute, a director and Treasurer of the Friends of the Garvan Institute of Medical Research, a Trustee of the Naval War College Foundation and a member of the Limited Partner Advisory Committee of Shield Capital. Mr. Morgan was a director and officer of the Harvard Business School Alumni Board from 2006 to 2011. He received his B.A. from Hamilton College in Mathematics and Government and his M.B.A. from the Harvard Business School.

We believe that Mr. Morgan is qualified to serve on our Board of Directors based on his extensive leadership and board experience; his track record as a Managing Partner and Co-Founder of Argand and as president of Castle Harlan; and his network of contacts in the industrial manufacturing and services industries.

John M. Piecuch	Director since 2018

John M. Piecuch, age 74, has been a member of our Board of Directors since December 2018. Mr. Piecuch is a retired ex-Chief Executive Officer of several successful cement and concrete manufacturing and construction companies, most recently serving as President and Chief Executive Officer of MMI Products, Inc., which, at the time, was the largest manufacturer of welded steel reinforcing products for concrete construction, from 2001 to 2006. From 1996 to 2001, Mr. Piecuch served as President and Chief Executive Officer of Lafarge Corporation, one of the largest construction materials companies in North America. He also served in various other senior executive positions with Lafarge Corporation and its parent entity, Lafarge S.A., from 1987 to 1996. From 1979 to 1986, Mr. Piecuch held various positions, including President of the Cement Division of National Gypsum Company. Mr. Piecuch currently serves as advisor and a director of JMP Construction Materials, LLC. Previously, Mr. Piecuch served as a director of Brundage-Bone from 2011 to 2014, including as Chairman of its compensation committee and a member of its audit committee. He also served as non-Executive Chairman of U.S. Concrete, Inc. from 2009 to 2010. Mr. Piecuch holds an M.B.A. and B.S.B.A., both in Finance, from the University of Akron.

We believe that Mr. Piecuch is qualified to serve on our Board of Directors based on his extensive experience advising similar companies and extensive directorship experience.

Raymond Cheesman	Director since 2018

Raymond Cheesman, age 63, has been a member of our Board of Directors since December 2018. Mr. Cheesman is a Senior Research Analyst at Anfield Capital Management LLC (“Anfield”) and member of the Investment Committee. Anfield is a registered investment advisor that serves as the advisor to the Anfield Universal Fixed Income Mutual Fund and the Anfield Universal Fixed Income ETF in addition to other vehicles. Mr. Cheesman has been with Anfield since September 2012. Prior to joining Anfield, Mr. Cheesman worked for Jefferies & Company for 17 years where he was a High Yield debt analyst for 10 years and then as an Investment Banker. During his 7 years as an Investment Banker with Jefferies & Company, Mr. Cheesman served as a Managing Director that was part of a team responsible for generating client relationships leading to over $30 billion of capital markets, mergers and acquisitions, advisory and restructuring transactions. Mr. Cheesman also previously worked at Bear Stearns & Company for three years concluding as a Managing Director in the High Yield Research Department where he was elected to the Institutional All-American Research Team in 1992. Prior to that Mr. Cheesman was a Senior Vice President for 6 years at Solomon Asset Management, a leading High Yield bond investment manager for Fortune 500 pension funds. Mr. Cheesman received his BBA in Finance from George Washington University.

We believe Mr. Cheesman is qualified to serve on our Board of Directors based on his business experience and strong background in finance.

Our Board of Directors recommends that you vote FOR

the election of each of the Class I director nominees.

Directors Continuing in Office

In addition to the four directors nominated for election at the Annual Meeting, the following eight persons currently serve on our Board of Directors:

Class III Directors to serve until the 2024 Annual Meeting of Stockholders:

Bruce Young	Director since 2018

Bruce Young, age 63, has been a member of our Board of Directors since December 2018. Mr. Young joined Brundage-Bone in 1985 and was appointed as the Chief Executive Officer of the Company in 2008. Prior to that, Mr. Young managed the concrete pumping operations for Brundage-Bone from 2001 to 2008. Mr. Young has also served as Chief Executive Officer of Eco-Pan since its founding in 1999. Mr. Young started his career in the concrete pumping industry in 1980 with O’Brien Concrete Pumping, eventually moving on to start his own concrete pumping company.

We believe that Mr. Young is qualified to serve on our Board of Directors based on his historic knowledge of Brundage-Bone and his extensive industry experience.

M. Brent Stevens	Director since 2018

M. Brent Stevens, age 62, has been a member of our Board of Directors since December 2018. Mr. Stevens is the founder and Manager of Peninsula Pacific, a private investment fund focused on control investments in the gaming, consumer and industrial sectors. In connection with serving as Manager of Peninsula Pacific Mr. Stevens served as the Chairman and Chief Executive Officer of Peninsula Gaming, LLC, a company which he founded in 1997 and sold to Boyd Gaming Corporation in 2012. From 1990 through 2010, Mr. Stevens worked in the investment banking group of Jefferies & Company, holding various positions, most recently as an Executive Vice President and Head of Capital Markets. He also served as a member of Jefferies’ Executive Committee. Mr. Stevens received his B.A. in Accounting from the University of Southern California and holds an M.B.A. from the Wharton School at the University of Pennsylvania.

We believe Mr. Stevens is qualified to serve on our Board of Directors based on his business experience and strong background in finance.

Tom Armstrong	Director since 2021

Tom Armstrong, age 69, has been a member of our Board of Directors since April 2021. Mr. Armstrong is the owner of TKA Investments, LLC, a business advisory service.  Since 2016, Mr. Armstrong has been a board member of Sigma Electric, Inc. Mr. Armstrong was President and Chief Operating Officer of Engineered Products at Bradken, a U.S. subsidiary of Bradken Ltd. (BKN, ASX). He joined Bradken as part of the AmeriCast Technologies’ acquisition in 2008 where he was the President since 2003. Prior to AmeriCast’s formation in 2003, Mr. Armstrong served as Chairman and CEO of Atchison Casting Corporation in Atchison, Kansas.  Previously he held several positions at Texas Steel Company, including President, and served as the President of the Steel Founders’ Society of America.  Mr. Armstrong has a Bachelor’s Degree in Industrial and Systems Engineering from Georgia Tech.

We believe Mr. Armstrong is qualified to serve on our Board of Directors based on his leadership and business experience; his track record as the Chief Operating Officer of Bradken; and his network of contacts in the industrial manufacturing and services industry.

Ryan Beres	Director since 2021

Ryan Beres, age 32, has been a member of our Board of Directors since April 2021, is a Vice President of Argand Partners, LP (“Argand”) and a member of the Board of Directors for Brintons Carpets Limited. Prior to his membership on our Board of Directors, he served as a board observer of the Company from December 2018 until April 2021. Previously, Mr. Beres was an Investment Banking Analyst at Goldman Sachs in New York, where he focused on mergers and acquisitions and capital market transactions across a variety of industries including power, energy, chemicals and metals & mining. Mr. Beres graduated cum laude from Hamilton College with a B.A. in Mandarin Chinese and a minor in Government.

We believe Mr. Beres is qualified to serve on our Board of Directors based on his business experience, knowledge of the Company, and strong background in finance.

Class I Directors to serve until the 2025 Annual Meeting of Stockholders:

Stephen Alarcon	Director since 2021

Stephen Alarcon, age 40, is a Vice President at Peninsula Pacific, a private investment fund focused on control investments in the gaming, consumer and industrial sectors. Prior to joining Peninsula Pacific in 2013, Mr. Alarcon was a Vice President with Aurora Resurgence where he focused on buyouts and special situations investments for middle-market companies and served on the boards of directors of multiple portfolio companies in North America and Europe. Previously, Mr. Alarcon was an Analyst in the distressed investing team of Highland Capital Management, a global leading alternative investment management firm. Prior to Highland, Mr. Alarcon was an Analyst in the Global Leveraged Finance Group at Lehman Brothers, specializing in high yield and mezzanine underwritings, mergers and acquisitions, and restructuring advisory assignments for companies across a broad range of industries both domestically and internationally. Mr. Alarcon received a Bachelor of Business Administration, with high honors, from the McCombs School of Business at University of Texas at Austin.

We believe that Mr. Alarcon is qualified to serve on our Board of Directors based on his business experience, knowledge of the Company, and strong background in finance.

Heather L. Faust	Director since 2018

Heather L. Faust, age 43, has been a member of our Board of Directors since December 2018. Ms. Faust is Managing Partner and Co-Founder of Argand, where she has also served as a Partner and member of its Management Committee and Investment Committee since September 2015. Previously, she served as a Managing Partner of CHI Private Equity from February 2015 to July 2015. Prior to joining Castle Harlan, Ms. Faust was a management consultant at McKinsey & Company, where she worked in the United States and abroad across a variety of industries. Ms. Faust advised and directly assisted her clients in defining and implementing key strategic and operational business transformations. Ms. Faust’s experience also includes roles in the consumer industry as well as international development work in the Middle East. She has been a director of Sigma Electric since October 2016, chair of the advisory board for Oase Management GmbH since July 2018, a director of Midwest Can Company and Container Specialties, Inc. since March 2020, and a member of the supervisory board for Cherry AG (FRA:C3RY) since May 2021. Ms. Faust served as a member of the advisory board of Cherry GmbH from September 2020 until May 2021. Ms. Faust also previously served as a director of Tensar Corporation, Baker & Taylor Acquisitions Corp., IDQ and Ames True Temper, and was previously the Executive Vice President and a member of the board of Industrea Acquisition Corp. (“Industrea”) from April 2017 to December 2018. Ms. Faust graduated Cum Laude from Princeton University with a BSE in Operations Research and Financial Engineering and holds an MBA from the Harvard Business School.

We believe Ms. Faust is qualified to serve on our Board of Directors based on her leadership and business experience; her track record as a Partner and Co-Founder of Argand; and her network of contacts in the industrial manufacturing and services industry.

David G. Hall	Director since 2018

David G Hall, age 64, has been a member of our Board of Directors since December 2018. Previously, Mr. Hall served as a director of Industrea from July 2017 to December 2018. Mr. Hall was the Chief Executive Officer of Genuit Group PLC (formerly Polypipe) (LON: GEN) and a member of Genuit’s board of directors from September 2005 to his retirement in October 2017. Genuit is one of Europe’s largest and most innovative manufacturers of plastic piping and energy efficient ventilation systems for the residential, commercial, civil and Infrastructure sectors. Following a number of divisional Managing Director positions in both private and publicly listed companies, Mr. Hall led the management buyout of Genuit in Sept 2005, and following a number of disposals and acquisitions to reposition and refocus the business after a successful period of private ownership, Genuit listed on the main market of the London Stock Exchange during April 2014. The company achieved FTSE 250 status in January 2016. Mr. Hall has been a non-executive director of Brintons Carpets Limited since February 2018, Chairman of Rocky Holdco Ltd. (holding company of Aspen Pumps) since October 2020 and Bulb Topco Ltd (holding company of Energy Saving Lighting) since October 2021. Mr. Hall served as President of the British Plastics Federation and vice Chairman of the Construction Products Association, and has more than 20 years of experience in the building products industry. Mr. Hall holds a Bachelor of Science in Mechanical Engineering from Kingston University.

We believe Mr. Hall is qualified to serve on our Board of Directors based on his leadership and business experience; his track record as the Chief Executive Officer of Genuit; and his network of contacts in the industrial manufacturing and services industry.

Iain Humphries	Director since 2018

Iain Humphries, age 48, has served as our Chief Financial Officer and Secretary since the consummation of the Business Combination. Prior to joining CPH, Mr. Humphries was the Chief Financial Officer of Wood Group PSN Americas from 2013 to 2016, having joined Wood Group PLC in 2005. Mr. Humphries has spent over fifteen years working in various finance leadership roles based in the United States and has almost 25 years of international financial and management experience in the construction, oil & gas, power generation and public accounting sectors. He is a Chartered Accountant of the Institute of Chartered Accountants of Scotland (ICAS) and holds a 1st Class Honors Degree in Accounting & Finance from The Robert Gordon University located in Aberdeen, Scotland. has served as our Chief Financial Officer and Secretary and a member of our Board of Directors since the consummation of the Business Combination. Mr. Humphries has served as the Chief Financial Officer of Concrete Pumping Holdings, Inc. since November 2016. Prior to joining CPH, Mr. Humphries was the Chief Financial Officer of Wood Group PSN Americas from 2013 to 2016, having joined Wood Group PLC in 2005. Mr. Humphries has spent over sixteen years working in various finance leadership roles based in the United States and has over 25 years of international financial and management experience in the construction, oil & gas, power generation and public accounting sectors. He is a Chartered Accountant of the Institute of Chartered Accountants of Scotland (ICAS) and holds a 1st Class Honors Degree in Accounting & Finance from The Robert Gordon University located in Aberdeen, Scotland.

We believe that Mr. Humphries is qualified to serve on our Board of Directors based on his knowledge of the Company and his extensive international financial and managerial experience.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR 2023 FISCAL YEAR

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) to serve as our independent registered public accounting firm for our 2023 fiscal year and is soliciting your ratification of that appointment.

The Audit Committee has responsibility for appointing our independent registered public accounting firm and stockholder ratification is not required; however, as a matter of good corporate governance, the Audit Committee is soliciting your vote on this proposal. If the appointment of PwC is not ratified by the stockholders, the Audit Committee may appoint another independent registered public accounting firm or may decide to maintain its appointment of PwC. Even if the appointment is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm.

Representatives of PwC are expected to be present at the Annual Meeting, to make a statement, if they choose, and to respond to appropriate questions.

Our Audit Committee and Board of Directors unanimously recommend that you vote FOR the ratification of the appointment of PRICEWATERHOUSECOOPERS LLP as our independent registered public accounting firm for our 2023 fiscal year.

AUDIT RELATED MATTERS

Audit Fees

The following table shows the fees for professional services rendered to us by BDO USA, LLP ("BDO") for services in respect of the years ended 2022 and 2021.

	2022	2021
Audit Fees(1)	$2,110,400	$923,796
Audit-Related Fees(2)	-	-
Tax Fees(3)	-	20,422
All Other Fees(4)	-	-
Total	$2,110,400	$944,218

(1)

“Audit Fees” include fees and expenses billed for the audit of our consolidated financial statements, services provided in connection with statutory audits, and fees for services provided in connection with debt offerings, comfort letters and consents and review of registration statements.

(2)

“Audit-Related Fees” include fees billed for services that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under the caption “Audit Fees.” These fees also include services for due diligence on acquisitions and divestitures.

(3)	“Tax Fees” include fees billed for services that are related to tax compliance and advice, including international tax consulting.

(4)	BDO did not provide any “other services” during the period.

Pre-Approval Policies and Procedures

The Audit Committee has sole authority to engage and determine the compensation of our independent registered public accounting firm. The Audit Committee also is directly responsible for evaluating the independent registered public accounting firm, reviewing and evaluating the lead partner of the independent registered public accounting firm and overseeing the work of the independent registered public accounting firm. The Audit Committee annually pre-approves services to be provided by the independent auditor, and also considers and is required to pre-approve the engagement of the independent auditor for the provision of other services during the year. For each proposed service, the independent registered public accounting firm is required to provide detailed supporting documentation at the time of approval to permit the Audit Committee to make a determination as to whether the provision of such services would impair the independent registered public accounting firm’s independence, and whether the fees for the services are appropriate.

Changes in Independent Registered Public Accounting Firms

On February 23, 2023, the Audit Committee approved the dismissal of BDO USA, LLP ("BDO") as the Company’s independent registered public accounting firm, effective as of March 9, 2023.

The reports of BDO on the Company's consolidated financial statements for the fiscal years ended October 31, 2022 and 2021 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the Company’s consolidated financial statements for the fiscal years ended October 31, 2022 and 2021, and in the subsequent interim period through February 23, 2023, (i) there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) between the Company and BDO on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the matter in their report, and (ii) there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended) other than the material weaknesses in internal controls identified by management related to (a) the review of manual journal entries within the financial statement close process, which was identified in connection with the restatement of the Company’s interim unaudited financial statements as of July 31, 2022; and (b) the areas of user access and segregation of duties related to information technology systems that support the financial reporting process specifically related to accounts payable and expenditures, as set forth in Part II, Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2022 filed with the Securities and Exchange Commission (the “SEC”) on January 31, 2023.

Also on February 23, 2023, the Audit Committee approved the appointment of PwC as the Company’s new independent registered public accounting firm, effective as of March 9, 2023. During the two most recent fiscal years and in the subsequent interim period through February 23, 2023, the Company has not consulted with PwC regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors with its oversight responsibilities regarding the Company’s financial reporting process. The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements and the reporting process, including the Company’s accounting policies, internal audit function, internal control over financial reporting and disclosure controls and procedures. BDO was responsible for performing an audit of the Company’s financial statements.

With regard to the fiscal year ended October 31, 2022, the Audit Committee (i) reviewed and discussed with management our audited consolidated financial statements as of October 31, 2022, and for the fiscal year then ended; (ii) discussed with BDO the matters required by the applicable requirements of the PCAOB; (iii) received the written disclosures and the letter from BDO required by applicable requirements of the PCAOB regarding BDO’s communications with the Audit Committee regarding independence; and (iv) discussed with BDO their independence.

Based on the review and discussions described above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended October 31, 2022, for filing with the Securities and Exchange Commission.

The Audit Committee:

John M. Piecuch (Chair)

Raymond Cheesman

Tom Armstrong

PROPOSAL THREE—Non-binding Vote on Executive Compensation

           In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, stockholders are being asked to approve, in a non-binding advisory vote, the compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K. While the results of the vote are non-binding and advisory in nature, the Board intends to carefully consider the results of this vote.

The text of the resolution in respect of Proposal No. 3 is as follows:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the rules of the SEC, is hereby APPROVED.”

In considering their vote, stockholders may wish to review the information regarding our compensation, as presented in the Executive Compensation section.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL FOUR—Non-binding Vote on Frequency of Stockholder Votes on Executive Compensation

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, stockholders are being asked to approve, in a non-binding advisory vote, whether a non-binding stockholder vote to approve the compensation paid to our named executive officers (that is, votes similar to the non-binding vote in Proposal No. 3), should occur every one, two or three years. While the results of the vote are non-binding and advisory in nature, the Board intends to carefully consider the results of this vote.

In considering their vote, stockholders may wish to review the information on our compensation policies and decisions regarding the named executive officers, as presented in the Executive Compensation section.

We believe that a one-year frequency is most consistent with the Company’s approach to compensation, and will allow our stockholders to provide us with direct input on our compensation philosophy, policies, and practices, as disclosed in each proxy statement that we file every year.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “ONE YEAR” WITH RESPECT TO HOW FREQUENTLY A STOCKHOLDER VOTE TO APPROVE, IN A NON-BINDING VOTE, THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL FIVE: APPROVAL OF AN AMENDMENT TO OUR CONCRETE PUMPING HOLDINGS, INC. 2018 OMNIBUS INCENTIVE PLAN

In February 2023, upon the recommendation of our Compensation Committee, our Board of Directors unanimously approved an amendment to the Concrete Pumping Holdings, Inc. 2018 Omnibus Incentive Plan, subject to approval by our shareholders at this Annual Meeting. If approved by shareholders, the amendment to the 2018 Omnibus Incentive Plan will increase the number of shares authorized for issuance by 1,500,000 shares. A copy of the 2018 Omnibus Incentive Plan marked to show the amendment is attached hereto as Annex A.

The 2018 Omnibus Incentive Plan was originally adopted by our shareholders on December 4, 2018 and was last amended in October 2020. The 2018 Omnibus Incentive Plan is the Company's only equity-based compensation plan under which awards may be made. Equity-based incentive compensation is an integral part of our compensation program, which is designed to reinforce a long-term perspective and to align the interests of our executives and management team with those of our shareholders. The 2018 Omnibus Incentive Plan permits the Company to reward the efforts of its employees and to attract new personnel by providing incentives in the form of stock-based awards, including restricted stock awards, performance shares, options to purchase shares of common stock and other stock-based awards.

A total of 7,700,000 shares of common stock were originally reserved for issuance under the 2018 Plan, which number was reduced by 2,885,382 shares to 4,814,618 shares as a result of the October 2020 amendment. As of February 28, 2023, a total of 285,793 shares remained available for issuance under future awards. If shareholders approve the amendment to the 2018 Omnibus Incentive Plan, the total number of shares authorized for issuance would be increased by 1,500,000 shares, and as a result, 1,785,793 shares would be available for issuance under future awards. This amount excludes any shares that would become available again under the 2018 Omnibus Incentive Plan in connection with expired, cancelled, terminated or forfeited awards on or after February 28, 2023.

We expect that if the amendment to the 2018 Omnibus Incentive Plan is approved by our shareholders, the additional shares, along with any shares that would become available again in connection with expired, cancelled, terminated or forfeited awards, would be sufficient to allow us to make equity awards in the amounts we believe are necessary to attract, motivate, retain and reward talented and experienced individuals for the next three years.

If the amendment to the 2018 Omnibus Incentive Plan is approved by shareholders, the Company will file a Registration Statement on Form S-8 with the Securities and Exchange Commission with respect to the shares of the Company's common stock to be registered pursuant to the amended plan as soon as reasonably practicable following shareholder approval.

Unless terminated earlier or otherwise amended by the Company’s Board of Directors, the 2018 Omnibus Incentive Plan would terminate on December 4, 2028. If shareholders do not approve the Amended and Restated Plan, we expect shares available for future awards to be exhausted, and we would be unable to issue stock-settled equity awards and be reliant on cash-settled awards.

The material terms of the 2018 Omnibus Incentive Plan (or the “2018 Plan”) are summarized below.

Purpose; Types of Awards.   The purpose of the 2018 Plan is (i) to encourage profitability and growth through short-term and long-term incentives that are consistent with the Company’s objectives; (ii) to give its participants an incentive for excellence in individual performance; (iii) to promote teamwork among its participants; and (iv) to give us a significant advantage in attracting and retaining key employees, directors, and consultants.

To accomplish this purpose, the 2018 Plan permits the granting of awards in the form of incentive stock options within the meaning of Section 422 of the Code, non-qualified stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance based awards (including performance shares, performance units and performance bonus awards), and other stock-based or cash-based awards.

Shares Subject to the 2018 Plan.   A total of 7,700,000 shares of common stock were originally reserved for issuance under the 2018 Plan. Effective October 29, 2020, the Board of Directors of the Company amended the 2018 Plan to reduce the number of shares reserved and available for issuance under the 2018 Plan by 2,885,382 shares from 7,700,000 shares to 4,814,618 shares. Approximately 0.3 million of such shares remain to be granted as of the date of this Proxy Statement. The maximum number of shares that may be issued pursuant to options intended to be incentive stock options is 4,814,618 shares of common stock. The 2018 Plan limits non-employee director compensation, including cash fees and incentive equity awards (based on their grant-date fair value), to a maximum of $450,000 per fiscal year in respect of their service as non-employee directors. If an award granted under the 2018 Plan is forfeited, canceled, settled, or otherwise terminated without a distribution of shares to a participant, the shares of common stock underlying that award will again become available for re-issuance under the 2018 Plan. However, none of the following shares will be available for re-issuance under the 2018 Plan: (i) shares delivered to or withheld to pay withholding taxes, (ii) shares used to pay the exercise price of an option, or (iii) shares subject to any exercised stock-settled SARs. Any substitute awards will not reduce the shares authorized for grant under the 2018 Plan.

Administration of the 2018 Plan.   The 2018 Plan will be administered by the plan administrator, which will be comprised of the Board or a committee thereof designated by the Board. The plan administrator has the power to determine the terms of the awards granted under the 2018 Plan, including the exercise price, the number of shares subject to each award, and the exercisability of the awards. The plan administrator also has the power to determine the persons to whom and the time or times at which awards will be made and to make all other determinations and take all other actions advisable for the administration of the 2018 Plan.

Participation.   Participation in the 2018 Plan is open to employees, non-employee directors and consultants of the Company or its affiliates, who have been selected as eligible recipients under the 2018 Plan by the plan administrator. Awards of incentive stock options, however, shall be limited to employees of the Company or certain of its affiliates. As of October 31, 2022, we employed approximately 1,650 employees, 14 consultants and 10 non-employee directors served on our Board of Directors.

Types of Awards.   The types of awards that may be made under the 2018 Plan are described below. All of the awards described below are subject to the conditions, limitations, restrictions, vesting and forfeiture provisions determined by the plan administrator, subject to certain limitations provided in the 2018 Plan.

Performance-Based Awards.   We may grant awards, the vesting of which is conditioned on satisfaction of certain performance criteria. Such performance-based awards may include performance-based restricted stock, restricted stock units or any other types of awards authorized under the 2018 Plan.

Performance Goals.   If the plan administrator determines that the vesting of an award granted to a participant will be subject to the attainment of one or more performance goals, such performance goals may be based on any one or more of the following (or such other performance criteria as the plan administrator may determine): earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; net operating profit after tax; cash flow; revenue; net revenues; sales; days sales outstanding; scrap rates; income; net income; operating income; net operating income, operating margin; earnings; earnings per share; return on equity; return on investment; return on capital; return on assets; return on net assets; total stockholder return; economic profit; market share; appreciation in the fair market value, book value or other measure of value of the Company’s common stock; expense/cost control; working capital; volume/production; new products; customer satisfaction; brand development; employee retention or employee turnover; employee satisfaction or engagement; environmental, health, or other safety goals; individual performance; strategic objective milestones; days inventory outstanding; or, as applicable, any combination of, or a specified increase or decrease in, any of the foregoing.

Restricted Stock.   A restricted stock award is an award of shares of common stock that vest in accordance with the terms and conditions established by the plan administrator and set forth in the applicable award agreement. Unless otherwise determined by the plan administrator in its sole discretion, a participant will be entitled to vote shares of restricted stock. The plan administrator will determine and set forth in the award agreement whether the participant will be entitled to receive dividends on such shares.

Restricted Stock Units.   A restricted stock unit is a right to receive shares of common stock (or their cash equivalent) at a specified date in the future, subject to forfeiture of such right. If the restricted stock unit has not been forfeited, then on the date specified in the restricted stock unit grant, the Company must deliver to the holder of the restricted stock unit unrestricted shares of common stock (or their cash equivalent).

Non-Qualified Stock Options.   A non-qualified stock option entitles the recipient to purchase shares of the Company’s common stock at a fixed exercise price, which purchase may be conditioned on vesting in accordance with terms and conditions established by the plan administrator and set forth in an applicable award agreement. The exercise price per share will be determined by the plan administrator, but such price will generally not be less than 100% of the fair market value of a share of the Company’s common stock on the date of grant. Fair market value will generally be the closing price of an ordinary share on Nasdaq on the date of grant. Non-qualified stock options under the 2018 Plan generally must be exercised within ten years from the date of grant. A non-qualified stock option is an option that does not meet the qualifications of an incentive stock option as described below.

Incentive Stock Option.   An incentive stock option is a stock option that entitles the recipient to purchase shares of the Company’s common stock at a fixed exercise price and further meets the requirements of Section 422 of the Code. The recipient’s purchase of shares under an incentive stock option may be conditioned on vesting in accordance with terms and conditions established by the plan administrator and set forth in an applicable award agreement. Incentive stock options may be granted only to employees of the Company and certain of its affiliates. The exercise price per share of an incentive stock option must not be less than 100% of the fair market value of a share of the Company’s common stock on the date of grant, and the aggregate fair market value of shares underlying incentive stock options that are exercisable for the first time by a participant during any calendar year (based on the applicable exercise price) may not exceed $100,000. No incentive stock option may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of the Company’s total combined voting power or that of any of the Company’s affiliates unless (i) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (ii) the term of the incentive stock option does not exceed five years from the date of grant.

Stock Appreciation Rights.   A SAR entitles the holder to receive an amount equal to the difference between the fair market value of a share of the Company’s common stock on the exercise date and the exercise price of the SAR (which generally may not be less than 100% of the fair market value of a share of the Company’s common stock on the grant date), multiplied by the number of shares of common stock subject to the SAR (as determined by the plan administrator).

Other Stock-Based Awards.   We may grant or sell to any participant unrestricted common stock, dividend equivalent rights and/or other awards denominated in or valued by reference to our common stock under the 2018 Plan. A dividend equivalent is a right to receive payments, based on dividends with respect to shares of the Company’s common stock.

Other Cash-Based Awards.   We may grant cash awards under the 2018 Plan, including cash awards as a bonus or based upon the attainment of certain performance goals.

Equitable Adjustments.   In the event of a merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, extraordinary dividend, stock split or reverse stock split, combination or exchange of shares, or other change in corporate structure or payment of any other distribution, the maximum number and kind of shares of the Company’s common stock reserved for issuance or with respect to which awards may be granted under the 2018 Plan will be adjusted to reflect such event, and the plan administrator will make such adjustments as it deems appropriate and equitable in the number, kind and exercise price of shares of the Company’s common stock covered by outstanding awards made under the 2018 Plan, and in any other matters that relate to awards and that are affected by the changes in the shares referred to in this section.

Change in Control.   In the event of any change in control (as defined in the 2018 Plan), the plan administrator will take any action as it deems appropriate and equitable to effectuate the purposes of the 2018 Plan and to protect the participants who hold outstanding awards under the 2018 Plan, which action may include, without limitation, the following: (i) the continuation of any award, if the Company is the surviving corporation; (ii) the assumption of any award by the surviving corporation or its parent or subsidiary; (iii) the substitution by the surviving corporation or its parent or subsidiary of equivalent awards for any award, provided, however, that any such substitution shall occur in accordance with the requirements of Section 409A of the Code; or (iv) settlement of any award for the change in control price (less, to the extent applicable, the per share exercise or grant price), or, if the per share exercise or grant price equals or exceeds the change in control price or if the plan administrator determines that the award cannot reasonably become vested pursuant to its terms, such award shall terminate and be canceled without consideration.

Transfer of Awards.  No award may be transferred in any manner without the consent of the plan administrator other than by will, by the laws of descent and distribution.

Clawback.  The 2018 Plan and all awards will be subject to any compensation recovery and/or recoupment policy adopted by the Company to comply with applicable law, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, or to comport with good corporate governance practices, as such policies may be amended from time to time.

Amendment and Termination.   The plan administrator may alter, amend, modify, or terminate the 2018 Plan at any time or modify, extend or renew any award (or grant new awards in substitution of surrendered awards), provided that the approval of our stockholders will be sought for any amendment to the 2018 Plan or award that requires stockholder approval under the rules of the stock exchange(s) on which the Company’s common stock is then listed or in accordance with other applicable law, including, but not limited to, an increase in the number of shares of the Company’s common stock reserved for issuance or a reduction in the exercise price of options. In addition, no modification of an award will, without the prior written consent of the participant, adversely alter or impair any rights or obligations under any award already granted under the 2018 Plan.

U.S. Federal Income Tax Treatment of Plan Awards

The following discussion of certain relevant United States federal income tax effects applicable to certain awards granted under the 2018Plan Plan is only a summary of certain of the United States federal income tax consequences applicable to United States residents under the Plan, and reference is made to the Code for a complete statement of all relevant federal tax provisions. No consideration has been given to the effects of foreign, state, local and other laws (tax or other) on the 2018 Plan or on a participant, which laws will vary depending upon the particular jurisdiction or jurisdictions involved. In particular, participants who are stationed outside the United States may be subject to foreign taxes as a result of the 2018 Plan.

Non-Qualified Stock Options.   An optionee subject to United States federal income tax will generally not recognize taxable income for United States federal income tax purposes upon the grant or vesting of a non-qualified stock option. Rather, at the time of exercise of the non-qualified stock option, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, in each case, in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. If the shares acquired upon the exercise of a non-qualified stock option are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of such exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the optionee), depending upon the length of time such shares were held by the optionee.

Incentive Stock Options.   An optionee subject to United States federal income tax will generally not recognize taxable income for United States federal income tax purposes upon the grant or vesting of an incentive stock option (within the meaning of Section 422 of the Code) and the Company will not be entitled to a deduction at those times. If the incentive stock option is exercised during employment or within 90 days following the termination thereof  (or within one year following termination, in the case of a termination of employment due to death or disability, as such term is defined in the 2018 Plan), the optionee will not recognize any income and the Company will not be entitled to a deduction at the time of exercise. The excess of the fair market value of the shares on the exercise date over the exercise price, however, is includible in computing the optionee’s alternative minimum taxable income.

Generally, if an optionee disposes of shares acquired by exercising an incentive stock option either within two years after the date of grant or one year after the date of exercise, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares on the date of exercise (or the sale price, if lower) over the exercise price. The balance of any gain or loss will generally be treated as a capital gain or loss to the optionee. If the shares are disposed of after the two-year and one-year periods described above, the Company will not be entitled to any deduction, and the entire gain or loss for the optionee will be treated as a capital gain or loss.

SARs.   A participant subject to United States federal income tax who is granted a SAR will not recognize ordinary income for United States federal income tax purposes upon receipt or vesting of the SAR. At the time of exercise, however, the participant will recognize ordinary income equal to the value of any cash received and the fair market value on the date of exercise of any shares received. The Company will not be entitled to a deduction upon the grant or vesting of a SAR, but generally will be entitled to a deduction for the amount of income the participant recognizes upon the participant’s exercise of the SAR. The participant’s tax basis in any shares received will be the fair market value on the date of exercise and, if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of the shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss depending upon the length of time such shares were held by the participant.

Restricted Stock.   Except as described in the following paragraph, a participant subject to United States federal income tax generally will not be taxed upon the grant of a restricted stock award, but rather will recognize ordinary income for United States federal income tax purposes in an amount equal to the fair market value of the shares at the time the restricted stock vests. The Company generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’s tax basis in the shares will equal his or her fair market value at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the shares before the restrictions lapse will be taxable to the participant as additional compensation (and not as dividend income).

Under Section 83(b) of the Code, a participant may elect instead to recognize ordinary income at the time the restricted shares are granted in an amount equal to their fair market value at that time, notwithstanding the fact that such shares are unvested at that time. If such an election is made, no additional taxable income will be recognized by such participant at the time of vesting, the participant will have a tax basis in the restricted shares equal to their fair market value on the date of grant of the award, and the participant’s holding period for capital gains purposes will begin on such date of grant. The Company generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.

Restricted Stock Units.   A participant subject to United States federal income tax who is granted a restricted stock unit will not recognize ordinary income for United States federal income tax purposes upon the receipt of the restricted stock unit, but rather will recognize ordinary income in an amount equal to the fair market value of the shares (or value of the cash paid) at the time of payment, and the Company will have a corresponding deduction at that time.

Other Stock-Based and Other Cash-Based Awards.   In the case of other stock-based and other cash-based awards, depending on the form of the award, a participant subject to United States federal income tax will generally not be taxed upon the grant of such an award, but, rather, will generally recognize ordinary income for United States federal income tax purposes when such an award vests or otherwise is free of restrictions. In any event, the Company will be entitled to a deduction at the time when, and in the amount that, a participant recognizes ordinary income.

Section 409A of the Code.  Section 409A of the Code requires immediate taxation of, and imposes an additional 20% tax and a premium interest tax on, nonqualified deferred compensation under a plan or award that fails to satisfy certain requirements.  For purposes of Section 409A, “nonqualified deferred compensation” includes equity-based incentive awards, including some stock options, SARs and restricted stock unit awards.

Section 280G of the Code.  Under certain circumstances, accelerated vesting, exercise or payment of options, SARs or other awards, or the accelerated lapse of restrictions on restricted stock in connection with a change in control of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute payment provisions of Section 280G of the Code.  To the extent it is so considered, the holder of that award would be subject to an excise tax equal to 20% of the amount of the excess parachute payment, and the Company would be denied a tax deduction for the excess parachute payment.

Awards under the 2018 Plan

No awards made under the 2018 Plan prior to the date of the Annual Meeting were granted subject to shareholder approval. The number and types of awards that will be granted under the 2018 Plan in the future are not determinable, as the Compensation Committee will make these determinations in its sole discretion. The following table sets forth information with respect to the number of outstanding stock options and restricted stock awards that have been granted to the named executive officers and the specified groups set forth below under the 2018 Plan as of February 24, 2023. On February 24, 2023, the closing price of the underlying shares of our common stock traded on Nasdaq was $7.69 per share.

		Restricted
	Stock	Stock
Name and Principal Position	Options	Awards
Bruce Young	-	506,867
Chief Executive Officer

Iain Humphries	-	311,128
Chief Financial Officer

All executive officers as a group (2 persons)	-	817,995

All non-executive directors as a group (10 persons)	-	-

Each associate of the above-mentioned directors or executive officers	-	-

Each other person who received or is to receive 5% of such options, warrants or rights	-	-

All employees (other than executive officers) as a group (148 persons)	369,041	1,230,314

OUR COMPENSATION COMMITTEE AND BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT YOU VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 2018 PLAN.

MANAGEMENT

The following table provides information regarding our executive officers, including their ages, as of the date of filing of this Proxy Statement:

Name	Age	Position
Bruce Young	63	Chief Executive Officer and Director
Iain Humphries	48	Chief Financial Officer and Director

Mr. Young and Mr. Humphries’s biographical information is disclosed above in the section entitled “Proposal One: Election of Directors.”

EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program for the Company’s executive officers who are named in the “Summary Compensation Table” below. In fiscal year 2022, the Company’s “named executive officers” or “NEOs” and their positions were as follows:

●	Bruce Young, Chief Executive Officer; and

●	Iain Humphries, Chief Financial Officer.

The Company’s NEOs are employed by, and receive cash compensation and employee benefits from Brundage-Bone Concrete Pumping, Inc. (“Brundage-Bone”), a wholly-owned subsidiary. For purposes of this discussion, references to cash compensation paid and employee benefits provided by the Company include the cash compensation and employee benefits paid or provided by Brundage-Bone.

Summary Compensation Table

The following table sets forth information concerning the compensation of the Company’s named executive officers for the Company’s fiscal years ending 2022 and 2021.

Name and Principal Position	Year	Salary	Stock Awards	Non-Equity Incentive Plan Compensation (1)	All Other Compensation (2)	Total
Bruce Young	2022	$535,835	$-	$480,000	$69,018	$1,084,853
Chief Executive Officer	2021	$517,464	$-	$318,300	$29,176	$864,940
Iain Humphries	2022	$363,600	$-	$243,492	$27,636	$634,728
Chief Financial Officer	2021	$348,630	$-	$185,000	$27,488	$561,119

(1)	Amounts for each year represent the cash bonuses earned by the Company’s named executive officers during fiscal year 2022 and 2021, respectively. The terms of such cash bonuses are described following this table.
(2)	Amounts under the “All Other Compensation” column consist of the following for fiscal years 2022 and 2021:
a.	For Mr. Young, for fiscal year 2022, $24,000 for a car allowance and $5,358 in Company matching 401(k) contributions on his behalf, and fiscal year 2021, $24,000 for a car allowance and $5,176 in Company matching 401(k) contributions on his behalf. For fiscal year 2022, the Company paid $39,660 in rental payments on Mr. Young’s behalf in regard to Mr. Young's apartment.
b.	For Mr. Humphries, for fiscal year 2022, $24,000 for a car allowance and $3,636 in Company matching 401(k) contributions on his behalf, and for fiscal year 2021, $24,000 for a car allowance and $3,488 in Company matching 401(k) contributions on his behalf.

Narrative to Summary Compensation Table

Base Salaries

The NEOs receive base salaries to compensate them for services rendered to the Company. The base salary payable to each NEO is intended to provide a fixed component of compensation commensurate with the executive’s seniority, skill set, experience, role and responsibilities.

The actual base salaries paid to the NEOs during 2022 and 2021 are set forth in the Summary Compensation Table above.

Annual Bonuses

For both fiscal years 2022 and 2021, Messrs. Young and Humphries were eligible to earn annual cash bonuses targeted at 60% and 50%, respectively, of their base salaries.

Each NEO was eligible to earn his bonus based on the attainment of company and individual performance metrics established by the Company’s Board. Messrs. Young and Humphries became entitled to receive cash bonuses equal to their respective target bonus amounts based on the attainment of company and individual performance metrics during fiscal years 2022 and 2021. The actual annual cash bonuses awarded to each NEO for fiscal years 2022 and 2021 performance are set forth above in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation.”

Equity Compensation

From time to time, the Company may grant equity to our NEOs pursuant to the2018 Plan; however, none of the NEOs received grants of stock awards during fiscal years 2022 and 2021.

Perquisites and Other Benefits

Like all employees, the Company's named executive officers are eligible to participate in various employee benefit plans, including medical, dental, and vision care plans, health savings accounts for health and dependent care, life, accidental death and dismemberment, disability, and travel insurance, survivor income benefit, employee assistance programs (e.g., confidential counseling), and paid time off.

In addition, the Company maintains a 401(k) retirement savings plan for its employees located in the United States, including its NEOs. The NEOs are eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. The Company believes that providing a vehicle for tax-deferred retirement savings though the 401(k) plan adds to the overall desirability of its compensation package and further incentivizes employees, including the NEOs, in accordance with its compensation policies.

As part of their compensation packages, Messrs. Young and Humphries are entitled to company payment of a car allowance equal to $2,000 per month. Additionally, Mr. Young receives a housing benefit of approximately $3,600 per month.

No Additional Executive Benefit Plans

Since we do not generally differentiate the benefits we offer our NEOs from the benefits we offer other employees, we do not maintain any benefit plans that cover only select NEOs. We also do not maintain any executive retirement programs such as executive pension plans or supplemental executive retirement plans.

No Tax Gross-Up Obligations

The Company has no obligation to make tax gross-up or similar payments to or in respect of amounts that may become payable to any of the NEOs or their other employees, including but not limited to any such gross-up obligations with respect to any amounts deemed to constitute “excess parachute payments” under Internal Revenue Code Section 280G.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each NEO as of October 31, 2022.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) (Exercisable)(1)	Number of Securities Underlying Unexercised Options (#) (Unexercisable)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised and Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(6)
Bruce Young	736,810	-	-	$0.87	February 5, 2025
						147,208	(2)	$942,867
						123,789	(3)	$792,869
						123,789	(4)	$792,869
									185,683	(5)	$1,190,234
Iain Humphries	249,287	-	-	$6.09	March 7, 2026
						90,975	(2)	$583,150
						75,897	(3)	$486,500
						75,897	(4)	$486,500
									113,845	(5)	$729,746

(1)	Represents incentive stock options, which became fully vested as of December 6, 2018 and remained unexercised as of October 31, 2022.
(2)

For Mr. Young this includes 147,208 time-based restricted stock awards that will vest in two equal installments on December 6, 2022 and December 6, 2023. For Mr. Humphries, this includes 90,975 time-based restricted stock awards that will vest in two equal installments on December 6, 2022 and December 6, 2023.

(3)	These shares of restricted stock had a $6 market condition price target that was achieved on March 29, 2021 and will vest in two equal installments on March 29, 2023 and March 29, 2024.
(4)	These shares of restricted stock had a $8 market condition price target that was achieved on August 23, 2021 and will vest in two equal installments on August 23, 2023 and August 23, 2024.
(5)	These shares of restricted stock will become available for vesting in three equal annual installments if the closing price of the common stock equals or exceeds $10.00 per share for 30 consecutive trading days.
(6)	Market value of unvested shares of restricted stock based on closing price of the Company’s common stock on Nasdaq of $6.41 per share on October 31, 2022.

Executive Employment Agreements

Brundage-Bone previously entered into executive employment agreements with Messrs. Young and Humphries, which became effective as of August 18, 2014, and December 1, 2016, respectively. The material terms of the executive employment agreements are described in more detail below.

Pursuant to the employment agreements, Mr. Young serves as Chief Executive Officer and President and Mr. Humphries serves as Chief Financial Officer. Each employment agreement has an initial one-year term, subject to automatic one-year renewals thereafter, unless either party provides at least ninety days’ prior written notice of non-renewal.

The employment agreements provide for Messrs. Young and Humphries to receive annual base salaries which, as of October 31, 2022, were equal to $576,000 and $381,820 respectively. Each employment agreement provides for the applicable NEO’s eligibility to participate in employee benefit plans, programs and arrangements provided to Brundage-Bone’s similarly-situated executives generally. In addition, the employment agreements provide that Messrs. Young and Humphries are eligible to receive annual cash bonuses targeted at percentages of their respective annual base salaries, based on the attainment of pre-established company and individual performance metrics. In addition, each employment agreement provides company payment of a car allowance equal to $24,000 annually for Messrs. Young and Humphries, and Mr. Young receives a housing benefit of approximately $3,600 per month.

Under their employment agreements, upon a termination of the applicable NEO’s employment without “cause,” due to the applicable NEO’s resignation for “good reason” (each such term as defined in the applicable employment agreement) or due to Brundage-Bone’s non-renewal of the employment term, subject to the applicable NEO’s timely execution and non-revocation of a general release of claims, the NEO will be eligible to receive (1) twelve months of continued payment of base salary, (2) a pro rata portion of the NEO’s annual bonus for the year of termination and (3) company-subsidized healthcare continuation coverage for up to twelve months following termination. In addition, upon a termination of the applicable NEO’s employment due to his death or disability, subject to the applicable NEO’s (or the NEO’s estate’s) timely execution and non-revocation of a general release of claims, the NEO will be eligible to receive a pro rata portion of his annual bonus for the year of termination.

The employment agreements also contain certain confidentiality, nondisclosure and non-disparagement provisions effective during and after employment, as well as non-competition and non-solicitation restrictions that are effective during the applicable NEO’s employment with Brundage-Bone and for twelve months thereafter.

Equity Compensation Plan Information

This table contains information as of October 31, 2022 about the Company’s equity compensation plans, all of which have been approved by the Company’s stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column) (#)
Equity compensation plans approved by stockholders	1,489,328	(1)	$1.79	300,488
Equity compensation plans not approved by stockholders	-		-	-
Total	1,489,328		1.79	300,488

(1)	Consists of (i) 1,111,030 ISOs and (ii) 378,298 non-qualified stock options.

Ownership BY Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding beneficial ownership of Company common stock as of February 24, 2023 by:

●	Each person known by the Company to be the beneficial owner of more than 5% of outstanding Company common stock;
●	Each of the Company’s executive officers, directors and director nominees; and
●	All executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Common stock issuable upon exercise of options or warrants currently exercisable or exercisable within 60 days are deemed outstanding solely for purposes of calculating the percentage of class and percentage of total voting power of the beneficial owner thereof.

The beneficial ownership of common stock of the Company is based on 56,987,736 shares of Company common stock issued and outstanding as of February 24, 2023.

Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of Company common stock beneficially owned by them.

Directors and Officers(1)	Number of Shares Beneficially Owned	Percentage of Outstanding Common Stock
Bruce Young (2)	2,355,620	4.1%
Iain Humphries (3)	787,335	1.4%
Heather Faust (5)	-	0.0%
David Hall (4)	37,285	*
Brian Hodges (4)	52,085	*
Howard Morgan (5)	-	0.0%
John Piecuch	21,590	*
M. Brent Stevens (6)	11,802,430	21.0%
Raymond Cheesman	-	0.0%
Tom Armstrong (4)	37,285	*
Ryan Beres	-	0.0%
Stephen Alarcon	38,500	*
All Executive Officers and Directors as a Group (12 individuals)	15,132,130	26.1%

Greater than 5% Stockholders
CFLL Holdings, LLC(5)	15,477,138	27.5%
Owl Creek Asset Management, L.P.(8)	6,108,832	9.7%
BBCP Investors, LLC(7)	11,005,275	19.3%

* Less than 1%

(1)

Except as described in the footnotes below and subject to applicable community property laws and similar laws, the Company believes that each person listed above has sole voting and investment power with respect to such shares. Unless otherwise indicated, the business address of each of the entities, directors and executives in this table is 500 E. 84th Avenue, Suite A-5, Thornton, Colorado 80229.

(2)	Interests held consist of (i) 506,867 unvested restricted shares granted on April 10, 2019, (ii) 736,810 options to purchase 736,810 shares of Company common stock, and (iii) an aggregate 1,111,943 shares of Company common stock, including 200,000 shares of Company common stock that were purchased from the underwriters in connection with the Company’s public offering of shares in May 2019.
(3)

Interests shown include (i) 310,768 restricted shares granted on April 10, 2019, (ii) 249,287 options to purchase 249,287 shares of Company common stock, and (iii) 227,280 shares of Company common stock.

(4)

In addition to any open market purchases, interests shown include (i) 28,750 shares of Company common stock converted from 28,750 founder shares at the Closing and (ii) 8,535 shares of Company common stock issued in exchange for 55,500 private placement warrants in connection with the Offer and Consent Solicitation.

(5)

Interests held by CFLL Holdings, LLC consist of (i) 4,403,325 shares of Company common stock, which were converted from founder shares at the Closing, (ii) 1,664,500 shares of Company common stock issued in exchange for 10,822,500 private placement warrants in connection with the Company’s Offer and Consent Solicitation in April 2019, and (iii) an aggregate 9,409,313 shares of Company common stock, including 1,625,000 shares of Company common stock that were purchased from the underwriters in connection with the Company’s public offering of shares in May 2019. Argand Partners, LP (“Argand”) is the manager of CFLL Holdings, LLC. CFLL Holdings, LLC is 100% owned by funds managed by Argand. Investment decisions made by Argand require the unanimous approval of its investment committee, which is comprised of Mr. Morgan, Ms. Faust and Tariq Osman. Exit decisions require a majority vote. The business address of Argand is 28 West 44th Street, Suite 501, New York, New York 10036.

(6)	Interests shown consist of (i) 797,155 shares of Company common stock held directly by Mr. Stevens and (ii) 11,005,275 shares of Company common stock held by BBCP Investors, LLC (“BBCP”). BBCP is wholly owned by PGP Investors, LLC (“PGP”). Mr. Stevens is the Manager of PGP, and as such, may be deemed to beneficially own the shares held by BBCP. Mr. Stevens disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. The address of the business office of BBCP and PGP is 10250 Constellation Boulevard, Suite 2230, Los Angeles, CA 90067.
(7)	Interests shown consist of 11,005,275 shares of Company common stock held by BBCP. The address of the business office of BBCP is 10250 Constellation Boulevard, Suite 2230, Los Angeles, CA 90067.
(8)	According to a Schedule 13G/A filed with the SEC on February 10, 2023, the interests shown consist of (i) 6,108,832 shares of Company common stock issuable upon exercise of public warrants. The warrants are subject to a 9.8% Blocker and cannot be exercised to the extent that it would cause the beneficial ownership percentage to rise about the 9.8% noted. The address of the business office of the Owl Creek Asset Management, L.P. is 640 Fifth Avenue, 20th Floor, New York, New York 10019.

Preferred Stock

As of February 24, 2023, there were 2,450,980 shares of the Company’s Series A Zero-Dividend Convertible Perpetual Preferred Stock (“Series A Preferred Stock”) issued and outstanding, which are convertible into shares of the Company’s common stock. As of February 24, 2023, Nuveen Alternatives Advisors, LLC owned all issued and outstanding shares of our Series A Preferred Stock.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors, among others, to file an initial report of ownership of our common stock on Form 3 and reports of changes in ownership on Form 4 or Form 5. The Company believes, based solely on a review of forms filed with the SEC and on written representations from reporting persons, that two transactions required to be filed under Section 16(a) were not timely filed during the fiscal year ended October 31, 2022. The Form 4s of Bruce Young and Iain Humphries relating to the tax withholding of shares of the Company’s common stock in connection with the vesting of certain restricted share awards on August 23, 2022 were not timely filed, but were filed on September 2, 2022.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The following is a description of transactions since October 31, 2020 to which we were a party in which (i) the amount involved exceeded or will exceed the lesser of $120,000 or one percent (1%) of our average total assets at year end for the last two completed fiscal years and (ii) any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, any of the foregoing persons, had or will have a direct or indirect material interest.

Eco-Pan Facility Lease

Eco-Pan leases its facility in Pacific, Washington from an investor group in which Bruce Young, the Company’s Chief Executive Officer, holds an approximately 25% interest. The “triple net” lease provides for monthly rent of approximately $9,000 and the lease expires on August 31, 2028. For fiscal year 2022 and 2021, rental payments were $113,674 and $111,445, respectively.

Camfaud Lease

Camfaud leases its facility in Essex, England from a trust the trustees of which include Tony Faud, the Company’s Managing Director — U.K., and members of his family. The lease provides for annual rent of £207,000, and the lease expired on September 29, 2022. The lease is currently in process for renewal.

Employment Arrangements

Mark Young, a son of Bruce Young, is employed by Brundage-Bone as President, U.S. Concrete Pumping Operations and for the fiscal year 2022, Mark Young’s salary was $306,579. Mark Young also received a bonus of $207,000, and a car allowance of $14,400.

Brett Young, a son of Bruce Young, is employed by Brundage-Bone as Seattle Branch Manager and for the fiscal year 2022, Brett Young’s salary was $164,115. Brett Young also received a bonus of $40,650, and a car allowance of $14,400.

MISCELLANEOUS

Stockholder Proposals for the 2024 Annual Meeting of Stockholders

In accordance with Rule 14a-8 of the Exchange Act (“Rule 14a-8”), any proposal of a stockholder intended to be included in our proxy statement for the 2024 Annual Meeting must be received by us no later than October 31, 2023, unless the date of our 2024 Annual Meeting of Stockholders is more than 30 days before or after April 25, 2024, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials.

A stockholder nomination of a person for election to our Board of Directors or a proposal for consideration at our 2023 Annual Meeting not intended to be included in our proxy statement pursuant to Rule 14a-8 must be submitted in accordance with the advance notice procedures and other requirements set forth in our Bylaws. Pursuant to our Bylaws, if a stockholder wishes to present such a nomination or proposal for consideration at an Annual Meeting, he or she must deliver written notice of the proposal to our Corporate Secretary no later than the close of business on the 90th day, nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s Annual Meeting. For our 2024 Annual Meeting, this notice must be received no earlier than the close of business on December 27, 2023, and no later than the close of business on January 26, 2024.

In order for stockholders to give timely notice of director nominations at our 2024 Annual Meeting for inclusion on a universal proxy card under Rule 14a-19 of the Exchange Act (“Rule 14a-19”), notice must be submitted by the same deadline as disclosed above under the advance notice procedures set forth in our Bylaws and must also include the information in the notice required by our Bylaws and by Rule 14a-19(b)(2) and Rule 14a-19(b)(3) of the Exchange Act.

You should also review our Bylaws, which contain additional requirements about advance notice of and procedures for director nominations and stockholder proposals. All nominations and proposals should be sent to our corporate office and directed to our Corporate Secretary, Concrete Pumping Holdings, Inc., 500 E. 84th Avenue, Suite A-5, Thornton, Colorado 80229.

Expenses of Soliciting Proxies

Certain of our officers and employees may solicit proxies by mail, telephone, fax, e-mail or in person and will not receive any additional compensation for such efforts. We will pay all other costs associated with this Proxy Statement and the solicitation of proxies. Upon request, we will reimburse stockbrokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares of our common stock.

Householding

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements with respect to two or more shareholders sharing the same address by delivering a single annual report and proxy statement or a single notice of internet availability of proxy materials addressed to those shareholders. This process, which is commonly referred to as “householding”, can reduce the volume of duplicate information received at households. While the Company does not household, a number of brokerage firms with account holders have instituted householding. Once a shareholder has consented or receives notice from his or her broker that the broker will be householding materials to the shareholder’s address, householding will continue until the shareholder is notified otherwise or until one or more of the shareholders revokes his or her consent. If your Notice of Internet Availability of Proxy Materials or your annual report and proxy statement, as applicable, have been househeld and you wish to receive separate copies of these documents now and/or in the future, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, you may notify your broker. You can also request and we will promptly deliver a separate copy of the Notice of Internet Availability or the Proxy Materials by contacting us:  Concrete Pumping Holdings, Inc., Attn: Corporate Secretary, 500 E. 84th Avenue, Suite A-5, Thornton, Colorado 80229, telephone 303-289-7497.

Other Matters

We do not intend to bring before the Annual Meeting any matters other than the proposals specifically described above, and we know of no matters other than those to come before the Annual Meeting. If any other matters properly come before the Annual Meeting or any postponement or adjournment thereof, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with the recommendation of our management on such matters, including any matters dealing with the conduct of the Annual Meeting.

By Order of the Board of Directors,

Howard D. Morgan Chair of the Board of Directors

February 28, 2023

ANNEX A - CONCRETE PUMPING HOLDINGS, INC. 2018 OMNIBUS INCENTIVE PLAN

As Amended ~~October 29, 2020~~ [___]

Section 1.	General.

        The name of the Plan is the Concrete Pumping Holdings, Inc. 2018 Omnibus Incentive Plan (the “Plan”). The Plan intends to: (i) encourage the profitability and growth of the Company through short-term and long-term incentives that are consistent with the Company’s objectives; (ii) give Participants an incentive for excellence in individual performance; (iii) promote teamwork among Participants; and (iv) give the Company a significant advantage in attracting and retaining key Employees, Directors and Consultants. To accomplish such purposes, the Plan provides that the Company may grant Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Performance-Based Awards (including performance-based Restricted Shares and Restricted Stock Units), Other Stock-Based Awards, Other Cash-Based Awards or any combination of the foregoing.

Section 2.	Definitions.

        For purposes of the Plan, the following terms shall be defined as set forth below:

(a)     “Administrator” means the Board, or, if and to the extent the Board does not administer the Plan, the Committee appointed by the Board to administer the Plan in accordance with Section 3 of the Plan.

(b)     “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. An entity shall be deemed an Affiliate of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

(c)     “Articles of Incorporation” means the articles of incorporation of the Company, as may be amended and/or restated from time to time.

(d)     “Automatic Exercise Date” means, with respect to an Option or a Stock Appreciation Right, the last business day of the applicable term of the Option pursuant to Section 7(d) or the Stock Appreciation Right pursuant to Section 8(g).

(e)     “Award” means any Option, Stock Appreciation Right, Restricted Share, Restricted Stock Unit, Performance-Based Award, Other Stock-Based Award or Other Cash-Based Award granted under the Plan.

(f)     “Award Agreement” means any agreement, contract or other instrument or document evidencing an Award. Evidence of an Award may be in written or electronic form, may be limited to notation on the books and records of the Company and, with the approval of the Administrator, need not be signed by a representative of the Company or a Participant.

(g)     “Bylaws” means the bylaws of the Company, as may be amended and/or restated from time to time.

(h)     “Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.

(i)     “Board” means the Board of Directors of the Company.

(j)     “Cause,” with respect to any Participant, shall have the meaning assigned to such term in any Company or Company Affiliate employment, severance, or similar agreement or Award Agreement with the Participant or, if no such agreement exists or the agreement does not define “Cause,” Cause means (i) any conduct, action or behavior by the Participant, whether or not in connection with the Participant’s employment, including, without limitation, the commission of any felony or a lesser crime involving dishonesty, fraud, misappropriation, theft, wrongful taking of property, embezzlement, bribery, forgery, extortion or other crime of moral turpitude, that has or may reasonably be expected to have a material adverse effect on the reputation or business of the Company and its Subsidiaries and Affiliates or which results in gain or personal enrichment of the Participant to the detriment of the Company and its Subsidiaries and Affiliates; (ii) a governmental authority, including, without limitation, the Environmental Protection Agency or the Food and Drug Administration, has prohibited the Participant from working for or being affiliated with the Company and its Subsidiaries and Affiliates or the business conducted thereby; (iii) the commission of any act by the Participant of gross negligence or malfeasance, or any willful violation of law, in each case, in connection with the Participant’s performance of his or her duties with the Company or a Subsidiary or Affiliate thereof; (iv) performance of the Participant’s duties in an unsatisfactory manner after a written warning and a ten (10) day opportunity to cure or failure to observe material policies generally applicable to employees after a written warning and a ten (10) day opportunity to cure; (v) breach of the Participant’s duty of loyalty to the Company Group; (vi) chronic absenteeism; (vii) substance abuse, illegal drug use or habitual insobriety; or (viii) violation of obligations of confidentiality to any third party in the course of providing services to the Company and its Subsidiaries and Affiliates.

(k)     “Change in Capitalization” means any (i) merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (ii) extraordinary dividend (whether in the form of cash, Common Stock or other property), stock split or reverse stock split, (iii) combination or exchange of shares, (iv) other change in corporate structure or (v) payment of any other distribution, which, in any such case, the Administrator determines, in its sole discretion, affects the Shares such that an adjustment pursuant to Section 5 of the Plan is appropriate.

(l)     “Change in Control” shall be deemed to have occurred if an event set forth in any one of the following paragraphs shall have occurred following the Effective Date:

(i)     any Person, other than the Company or a Subsidiary thereof, becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below or any acquisition directly from the Company; or

(ii)     the following individuals cease for any reason to constitute a majority of the number of Directors then serving on the Board: individuals who, during any period of two (2) consecutive years, constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of Directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2∕3) of the Directors then still in office who either were Directors at the beginning of the two (2) year period or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii)     the consummation of a merger or consolidation of the Company or any Subsidiary thereof with any other corporation, other than a merger or consolidation (A) that results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof) outstanding immediately after such merger or consolidation, and (B) immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board of the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof; or

(iv)     the consummation of a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than (A) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned directly or indirectly by stockholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (B) a sale or disposition of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.

       For each Award that constitutes deferred compensation under Code Section 409A, a Change in Control (where applicable) shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company also constitutes a “change in control event” under Code Section 409A.

       Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(m)     “Change in Control Price” shall have the meaning set forth in Section 12 of the Plan.

(n)     “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto. Any reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

(o)     “Committee” means any committee or subcommittee the Board may appoint to administer the Plan. Subject to the discretion of the Board, the Committee shall be composed entirely of individuals who meet the qualifications of a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and any other qualifications required by the applicable stock exchange on which the Common Stock is traded. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Except as otherwise provided in the Company’s Articles of Incorporation or Bylaws, or any charter establishing the Committee, any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or unanimous written consent of the Committee’s members.

(p)     “Common Stock” means the common stock, par value $0.0001 per share, of the Company.

(q)     “Company” means Concrete Pumping Holdings, Inc., a Delaware corporation (or any successor corporation, except as the term “Company” is used in the definition of “Change in Control” above).

(r)     “Consultant” means any consultant or independent contractor of the Company or an Affiliate thereof, in each case, who is not an Employee, Executive Officer or non-employee Director.

(s)     “Disability,” with respect to any Participant, shall have the meaning assigned to such term in any individual employment, severance or similar agreement or Award Agreement with the Participant or, if no such agreement exists or the agreement does not define “Disability,” Disability means that such Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering Employees of the Company or an Affiliate thereof.

(t)     “Director” means any individual who is a member of the Board on or after the Effective Date. C-3

(u)      “Effective Date” shall have the meaning set forth in Section 19 of the Plan.

(v)     “Eligible Recipient” means: (i) an Employee; (ii) a non-employee Director; or (iii) a Consultant, in each case, who has been selected as an eligible recipient under the Plan by the Administrator. Notwithstanding the foregoing, to the extent required to avoid the imposition of additional taxes under Code Section 409A, “Eligible Recipient” means: an (1) Employee; (2) a non-employee Director; or (3) a Consultant, in each case, of the Company or a Subsidiary thereof, who has been selected as an eligible recipient under the Plan by the Administrator.

(w)     “Employee” shall mean an employee of the Company or an Affiliate thereof (which, for purposes of Incentive Stock Options, shall mean “parent” or “subsidiary” as described in Treasury Regulation Section 1.421-1(h)), including an Executive Officer or Director who is also an employee.

(x)     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(y)     “Executive Officer” means each Participant who is an executive officer (within the meaning of Rule 3b-7 under the Exchange Act) of the Company.

(z)     “Exercise Price” means, with respect to any Award under which the holder may purchase Shares, the price per share at which a holder of such Award granted hereunder may purchase Shares issuable upon exercise of such Award.

(aa)     “Fair Market Value” as of a particular date shall mean: (i) if the Common Stock is admitted to trading on a national securities exchange, the fair market value of a Share on any date shall be the closing sale price reported for such share on such exchange on such date or, if no sale was reported on such date, on the last day preceding such date on which a sale was reported; (ii) if the Shares are not then listed on a national securities exchange, the average of the highest reported bid and lowest reported asked prices for the Shares as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other quotation system for the last preceding date on which there was a sale of such stock; or (iii) if the Shares are not then listed on a national securities exchange or traded in an over-the-counter market or the value of such Shares is not otherwise determinable, such value as determined by the Committee in good faith and in a manner consistent with Code Section 409A.

(bb)     “Free Standing Rights” shall have the meaning set forth in Section 8(a) of the Plan.

(cc)     “Incentive Stock Option” means an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Code Section 422.

(dd)      “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

(ee)     “Option” means an option to purchase Shares granted pursuant to Section 7 of the Plan.

(ff)     “Other Cash-Based Award” means a cash Award granted to a Participant under Section 11 of the Plan, including cash awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan.

(gg)     “Other Stock-Based Award” means a right or other interest granted to a Participant under the Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock, including, but not limited to, unrestricted Shares or dividend equivalents, each of which may be subject to the attainment of Performance Goals or a period of continued employment or other terms or conditions as permitted under the Plan.

(hh)     “Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority provided for in Section 3 of the Plan, to receive grants of Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Other Stock-Based Awards, Other Cash-Based Awards or any combination of the foregoing, and, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be, solely with respect to any Awards outstanding at the date of the Eligible Recipient’s death.

(ii)     “Performance-Based Award” means any Award granted under the Plan that is subject to one or more performance goals. Any dividends or dividend equivalents payable or credited to a Participant with respect to any unvested Performance-Based Award shall be subject to the same performance goals as the Shares or units underlying the Performance-Based Award.

(jj)     “Performance Goals” means performance goals based on one or more of the following criteria (or such other criteria as the Administrator may determine): (i) earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; (iii) net operating profit after tax; (iv) cash flow; (v) revenue; (vi) net revenues; (vii) sales; (viii) days sales outstanding; (ix) scrap rates; (x) income; (xi) net income; (xii) operating income; (xiii) net operating income; (xiv) operating margin; (xv) earnings; (xvi) earnings per share; (xvii) return on equity; (xviii) return on investment; (xix) return on capital; (xx) return on assets; (xxi) return on net assets; (xxii) total shareholder return; (xxiii) economic profit; (xxiv) market share; (xxv) appreciation in the fair market value, book value or other measure of value of the Company’s Common Stock; (xxvi) expense or cost control; (xxvii) working capital; (xxviii) volume or production; (xxix) new products; (xxx) customer satisfaction; (xxxi) brand development; (xxxii) employee retention or employee turnover; (xxxiii) employee satisfaction or engagement; (xxxiv) environmental, health or other safety goals; (xxxv) individual performance; (xxxvi) strategic objective milestones; (xxxvii) days inventory outstanding; and (xxxviii) any combination of, or as applicable, a specified increase or decrease in, any of the foregoing. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company or an Affiliate thereof, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur).

(kk)     “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary thereof, (ii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iii) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(ll)     “Related Rights” shall have the meaning set forth in Section 8(a) of the Plan.

(mm)     “Restricted Shares” means an Award of Shares granted pursuant to Section 9 of the Plan subject to certain restrictions that lapse at the end of a specified period or periods.

(nn)     “Restricted Stock Unit” means a notional account established pursuant to an Award granted to a Participant, as described in Section 10 of the Plan, that is (i) valued solely by reference to Shares, (ii) subject to restrictions specified in the Award Agreement, and (iii) payable in cash or in Shares (as specified in the Award Agreement). The Restricted Stock Units awarded to the Participant will vest according to the time-based criteria or performance goal criteria specified in the Award Agreement.

(oo)     “Restricted Period” means the period of time determined by the Administrator during which an Award or a portion thereof is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(pp)     “Retirement” means a termination of a Participant’s employment, other than for Cause and other than by reason of death or Disability, on or after the attainment of age 65.

(qq)     “Rule 16b-3” shall have the meaning set forth in Section 3(a) of the Plan.

(rr)     “Shares” means shares of Common Stock reserved for issuance under the Plan, as adjusted pursuant to the Plan, and any successor (pursuant to a merger, consolidation or other reorganization) security.

(ss)     “Stock Appreciation Right” means the right pursuant to an Award granted under Section 8 of the Plan to receive an amount equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the date such Award or portion thereof is surrendered, of the Shares covered by such Award or such portion thereof, over (ii) the aggregate Exercise Price of such Award or such portion thereof.

(tt)     “Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than fifty percent (50%) of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person. An entity shall be deemed a Subsidiary of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained. Notwithstanding the foregoing, in the case of an Incentive Stock Option or any determination relating to an Incentive Stock Option, “Subsidiary” means a corporation that is a subsidiary of the Company within the meaning of Code Section  424(f).

(uu)      “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation, or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

Section 3.	Administration.

(a)     The Plan shall be administered by the Administrator and shall be administered in accordance with, to the extent applicable, Rule 16b-3 under the Exchange Act (“Rule 16b-3”).

(b)     Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:

(i)     to select those Eligible Recipients who shall be Participants;

(ii)     to determine whether and to what extent Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Other Stock-Based Awards, Other Cash-Based Awards or a combination of any of the foregoing, are to be granted hereunder to Participants;

(iii)     to determine the number of Shares to be covered by each Award granted hereunder;

(iv)     to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder, including, but not limited to, (A) the restrictions applicable to Awards and the conditions under which restrictions applicable to such Awards shall lapse, (B) the Performance Goals and performance periods applicable to Awards, if any, (C) the Exercise Price of each Award, (D) the vesting schedule applicable to each Award, (E) the number of Shares subject to each Award and (F) subject to the requirements of Code Section 409A (to the extent applicable), any amendments to the terms and conditions of outstanding Awards, including, but not limited to, extending the exercise period of such Awards and accelerating the vesting schedule of such Awards;

(v)     to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units or Other Stock-Based Awards, Other Cash-Based Awards or any combination of the foregoing granted hereunder;

(vi)     to determine the Fair Market Value;

(vii)     to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant’s employment for purposes of Awards granted under the Plan;

(viii)     to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(ix)     to reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan, any Award Agreement or other instrument or agreement relating to the Plan or an Award granted under the Plan; and

(x)     to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan.

(c)     All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants. No member of the Board or the Committee, or any officer or employee of the Company or any Subsidiary thereof acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company and of any Subsidiary thereof acting on their behalf shall, to the maximum extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.

Section 4.	Shares Reserved for Issuance Under the Plan.

(a)     Subject to Section 5 of the Plan, the number of Shares that are reserved and available for issuance pursuant to Awards granted under the Plan is ~~4,814,618~~ 6,314,618 shares of Common Stock. The maximum number of Shares that may be issued pursuant to Options intended to be Incentive Stock Options is ~~4,814,618~~ 6,314,618 shares of Common Stock.

(b)     Notwithstanding the foregoing, compensation paid to a non-employee Director, including cash fees and Awards under the Plan (based on the grant date Fair Market Value of such Awards for financial reporting purposes), shall not exceed $450,000 per fiscal year in respect of his or her service as a Director.

(c)     Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. Any Shares subject to an Award under the Plan that, after the Effective Date, are forfeited, canceled, settled or otherwise terminated without a distribution of Shares to a Participant will thereafter be deemed to be available for Awards. In applying the immediately preceding sentence, if (i) Shares otherwise issuable or issued in respect of, or as part of, any Award are withheld to cover taxes, such Shares shall be treated as having been issued under the Plan and shall not again be available for issuance under the Plan, (ii) Shares otherwise issuable or issued in respect of, or as part of, any Award of Options or Stock Appreciation Rights are withheld to cover the Exercise Price, such Shares shall be treated as having been issued under the Plan and shall not again be available for issuance under the Plan, and (iii) any Stock-settled Stock Appreciation Rights are exercised, the aggregate number of Shares subject to such Stock Appreciation Rights shall be deemed issued under the Plan and shall not again be available for issuance under the Plan.

(d)     Substitute Awards shall not reduce the Shares authorized for grant under the Plan. In the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.

(e)     Any Shares that become deliverable to a Participant pursuant to the Plan may be issued in certificate form in the name of the Participant or in book-entry form in the name of the Participant.

Section 5.	Equitable Adjustments.

        In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made, in each case, as may be determined by the Administrator, in its sole discretion, in (i) the aggregate number of Shares reserved for issuance under the Plan, (ii) the kind and number of securities and Exercise Price subject to outstanding Options and Stock Appreciation Rights granted under the Plan, provided, however, that any such substitution or adjustment with respect to Options and Stock Appreciation Rights shall occur in accordance with the requirements of Code Section 409A, and (iii) the kind and number of securities and purchase price (if applicable) with respect to outstanding Restricted Shares or Other Stock-Based Awards granted under the Plan, in each case as may be determined by the Administrator, in its sole discretion; provided, however, that any fractional Shares resulting from the adjustment shall be eliminated. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Award granted hereunder in exchange for payment in cash or other property having an aggregate Fair Market Value of the Shares covered by such Award, reduced by the aggregate Exercise Price or purchase price thereof, if any. Notwithstanding anything contained in the Plan to the contrary, any adjustment with respect to an Incentive Stock Option due to an adjustment or substitution described in this Section 5 shall comply with the rules of Code Section 424(a), and in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder to be disqualified as an incentive stock option for purposes of Code Section 422. The Administrator’s determinations pursuant to this Section 5 shall be final, binding and conclusive.

Section 6.	Eligibility.

       The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among Eligible Recipients.

Section 7.	Options.

(a)     General. The Committee may, in its sole discretion, grant Options to Participants. Solely with respect to Participants who are Employees, the Committee may grant Incentive Stock Options, Nonqualified Stock Options or a combination of both. With respect to all other Participants, the Committee may grant only Nonqualified Stock Options. Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, which Award Agreement shall specify whether the Option is an Incentive Stock Option or a Nonqualified Stock Option and shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option granted thereunder. The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement. The prospective recipient of an Option shall not have any rights with respect to such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.

(b)     Limits on Incentive Stock Options. If the Administrator grants Incentive Stock Options, then to the extent that the aggregate fair market value of Shares with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company) exceeds $100,000, such Options will be treated as Nonqualified Stock Options to the extent required by Code Section 422.

(c)     Exercise Price. The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant; provided, however, that (i) in no event shall the Exercise Price of an Incentive Stock Option be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant, and (ii) no Incentive Stock Option granted to a ten percent (10%) stockholder of the Company’s Common Stock (within the meaning of Code Section 422(b)(6)) shall have an exercise price per share less than one-hundred ten percent (110%) of the Fair Market Value of a Share on such date

(d)     Option Term. The maximum term of each Option shall be fixed by the Administrator, but in no event shall (i) an Option be exercisable more than ten (10) years after the date such Option is granted, and (ii) an Incentive Stock Option granted to a ten percent (10%) stockholder of the Company’s Common Stock (within the meaning of Code Section 422(b)(6)) be exercisable more than five (5) years after the date such Option is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement. Notwithstanding the foregoing, the Administrator shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as the Administrator, in its sole discretion, deems appropriate. Notwithstanding any contrary provision herein, if, on the date an outstanding Option would expire, the exercise of the Option, including by a “net exercise” or “cashless” exercise, would violate applicable securities laws or any insider trading policy maintained by the Company from time to time, the expiration date applicable to the Option will be extended, except to the extent such extension would violate Section 409A, to a date that is thirty (30) calendar days after the date the exercise of the Option would no longer violate applicable securities laws or any such insider trading policy.

(e)     Exercisability. Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of pre-established Performance Goals, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion. Notwithstanding anything to the contrary contained herein, an Option may not be exercised for a fraction of a share.

(f)     Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by applicable law or (iv) any combination of the foregoing. In determining which methods a Participant may utilize to pay the Exercise Price, the Administrator may consider such factors as it determines are appropriate; provided, however, that with respect to Incentive Stock Options, all such discretionary determinations shall be made by the Administrator at the time of grant and specified in the Award Agreement.

(g)     Rights as Stockholder. A Participant shall have no rights to dividends or any other rights of a stockholder with respect to the Shares subject to an Option until the Participant has given written notice of the exercise thereof, has paid in full for such Shares and has satisfied the requirements of Section 15 of the Plan and the Shares have been issued to the Participant.

(h)     Termination of Employment or Service.

(i)     Unless the applicable Award Agreement provides otherwise, in the event that the employment or service of a Participant with the Company and all Affiliates thereof shall terminate for any reason other than Cause, Retirement, Disability, or death, (A) Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is ninety (90) days after such termination, on which date they shall expire, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. The ninety (90) day period described in this Section 7(h)(i) shall be extended to one (1) year after the date of such termination in the event of the Participant’s death during such ninety (90) day period. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

(ii)     Unless the applicable Award Agreement provides otherwise, in the event that the employment or service of a Participant with the Company and all Affiliates thereof shall terminate on account of Retirement, Disability or the death of the Participant, (A) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is one (1) year after such termination, on which date they shall expire and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

(iii)     In the event of the termination of a Participant’s employment or service for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.

(iv)     For purposes of this Section 7(h), Options that are not exercisable solely due to a blackout period shall be considered exercisable.

(i)     Other Change in Employment Status. An Option may be affected, both with regard to vesting schedule and termination, by leaves of absence, changes from full-time to part-time employment, partial disability or other changes in the employment status or service of a Participant, as evidenced in a Participant’s Award Agreement.

(j)     Change in Control. Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Options shall be subject to Section 12 of the Plan.

Section 8.	Stock Appreciation Rights.

(a)     General. Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Rights”). Related Rights may be granted either at or after the time of the grant of such Option. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Stock Appreciation Rights shall be made, the number of Shares to be awarded, the price per Share, and all other conditions of Stock Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more Shares than are subject to the Option to which it relates and any Stock Appreciation Right must be granted with an Exercise Price not less than the Fair Market Value of Common Stock on the date of grant. The provisions of Stock Appreciation Rights need not be the same with respect to each Participant. Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.

(b)     Awards; Rights as Stockholder. The prospective recipient of a Stock Appreciation Right shall not have any rights with respect to such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.

(c)     Exercisability.

(i)     Stock Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.

(ii)     Stock Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 above and this Section 8 of the Plan.

(d)     Payment Upon Exercise.

(i)     Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares, determined using the Fair Market Value, equal in value to the excess of the Fair Market Value as of the date of exercise over the price per share specified in the Free Standing Right multiplied by the number of Shares in respect of which the Free Standing Right is being exercised.

(ii)     A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares, determined using the Fair Market Value, equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price specified in the related Option multiplied by the number of Shares in respect of which the Related Right is being exercised. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

(iii)     Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Stock Appreciation Right in cash (or in any combination of Shares and cash).

(e)     Rights as Stockholder. A Participant shall have no rights to dividends or any other rights of a stockholder with respect to the Shares subject to a Stock Appreciation Right until the Participant has given written notice of the exercise thereof, has satisfied the requirements of Section 15 of the Plan and the Shares have been issued to the Participant.

(f)     Termination of Employment or Service.

(i)     In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Free Standing Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.

(ii)     In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Related Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the related Options.

(g)     Term.

(i)     The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.

(ii)     The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.

(h)     Change in Control. Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Stock Appreciation Rights shall be subject to Section 12 of the Plan.

(i)     Automatic Exercise. Unless otherwise provided by the Administrator in an Award Agreement or otherwise, or as otherwise directed by the Participant in writing to the Company, each vested and exercisable Stock Appreciation Right outstanding on the Automatic Exercise Date with an Exercise Price per Share that is less than the Fair Market Value per Share as of such date shall automatically and without further action by the Participant or the Company be exercised on the Automatic Exercise Date. The Company or any Affiliate shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 15. Unless otherwise determined by the Administrator, this Section 8(i) shall not apply to a Stock Appreciation Right if the Participant’s employment or service has terminated on or before the Automatic Exercise Date. For the avoidance of doubt, no Stock Appreciation Right with an Exercise Price per Share that is equal to or greater the Fair Market Value per Share on the Automatic Exercise Date shall be exercised pursuant to this Section 8(i).

Section 9.	Restricted Shares.

(a)     General. Restricted Shares may be issued either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Restricted Shares shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Shares; the Restricted Period, if any, applicable to Restricted Shares; the Performance Goals (if any) applicable to Restricted Shares; and all other conditions of the Restricted Shares. If the restrictions, Performance Goals and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Shares in accordance with the terms of the grant. The provisions of the Restricted Shares need not be the same with respect to each Participant.

(b)     Awards and Certificates. The prospective recipient of Restricted Shares shall not have any rights with respect to any such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date. Except as otherwise provided in Section 9(c) of the Plan, (i) each Participant who is granted an award of Restricted Shares may, in the Company’s sole discretion, be issued a stock certificate in respect of such Restricted Shares; and (ii) any such certificate so issued shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award.

       The Company may require that the stock certificates, if any, evidencing Restricted Shares granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Shares, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award.

       Notwithstanding anything in the Plan to the contrary, any Restricted Shares (whether before or after any vesting conditions have been satisfied) may, in the Company’s sole discretion, be issued in uncertificated form pursuant to the customary arrangements for issuing shares in such form.

(c)     Restrictions and Conditions. The Restricted Shares granted pursuant to this Section 9 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or thereafter:

(i)     The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain Performance Goals, the Participant’s termination of employment or service as a non-employee Director or Consultant of the Company or an Affiliate thereof, or the Participant’s death or Disability.

(ii)     Except as provided in Section 16 of the Plan or in the Award Agreement, the Participant shall generally have the rights of a stockholder of the Company with respect to Restricted Shares during the Restricted Period. Unless otherwise determined by the Administrator in its discretion, Participants will be entitled to vote Restricted Shares. In the Administrator’s discretion and as provided in the applicable Award Agreement, a Participant may receive dividends or dividend equivalents on an Award of Restricted Shares, which will be payable in accordance with the terms of such grant as determined by the Administrator. Certificates for Shares of unrestricted Common Stock may, in the Company’s sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in respect of such Restricted Shares, except as the Administrator, in its sole discretion, shall otherwise determine.

(iii)     The rights of Participants granted Restricted Shares upon termination of employment or service as a non-employee Director or Consultant of the Company or an Affiliate thereof terminates for any reason during the Restricted Period shall be set forth in the Award Agreement.

(d)     Change in Control. Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Restricted Shares shall be subject to Section 12 of the Plan.

Section 10.	Restricted Stock Units.

(a)     General. Restricted Stock Units may be issued either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Restricted Stock Units shall be made; the number of Restricted Stock Units to be awarded; the Restricted Period, if any, applicable to Restricted Stock Units; the Performance Goals (if any) applicable to Restricted Stock Units; and all other conditions of the Restricted Stock Units. If the restrictions, Performance Goals and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Stock Units in accordance with the terms of the grant. The provisions of Restricted Stock Units need not be the same with respect to each Participant.

(b)     Award Agreement. The prospective recipient of Restricted Stock Units shall not have any rights with respect to any such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.

(c)     Restrictions and Conditions. The Restricted Stock Units granted pursuant to this Section 10 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or, subject to Code Section 409A, thereafter:

(i)     The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain Performance Goals, the Participant’s termination of employment or service as a non-employee Director or Consultant of the Company or an Affiliate thereof, or the Participant’s death or Disability.

(ii)     Participants holding Restricted Stock Units shall have no voting rights. A Restricted Stock Unit may, at the Administrator’s discretion, carry with it a right to dividend equivalents. Such right would entitle the holder to be credited with an amount equal to all cash dividends paid on one Share while the Restricted Stock Unit is outstanding. The Administrator, in its discretion, may grant dividend equivalents from the date of grant or only after a Restricted Stock Unit is vested.

(iii)     The rights of Participants granted Restricted Stock Units upon termination of employment or service as a non-employee Director or Consultant of the Company or an Affiliate thereof terminates for any reason during the Restricted Period shall be set forth in the Award Agreement.

(d)     Settlement of Restricted Stock Units. Settlement of vested Restricted Stock Units shall be made to Participants in the form of Shares, unless the Administrator, in its sole discretion, provides for the payment of the Restricted Stock Units in cash (or partly in cash and partly in Shares) equal to the Fair Market Value of the Shares that would otherwise be distributed to the Participant.

(e)     Rights as Stockholder. Except as provided in the Award Agreement in accordance with Section 10(c)(ii), a Participant shall have no rights to dividends or any other rights of a stockholder with respect to the Shares subject to Restricted Stock Units until the Participant has satisfied all conditions of the Award Agreement and the requirements of Section 15 of the Plan and the Shares have been issued to the Participant.

(f)     Change in Control. Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Restricted Stock Units shall be subject to Section 12 of the Plan.

Section 11.	Other Stock-Based or Cash-Based Awards.

(a)     The Administrator is authorized to grant Awards to Participants in the form of Other Stock-Based Awards or Other Cash-Based Awards, as deemed by the Administrator to be consistent with the purposes of the Plan and as evidenced by an Award Agreement. The Administrator shall determine the terms and conditions of such Awards, consistent with the terms of the Plan, at the date of grant or thereafter, including any Performance Goals and performance periods. Common Stock or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 11 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, Shares, other Awards, notes or other property, as the Administrator shall determine, subject to any required corporate action.

(b)     The prospective recipient of an Other Stock-Based Award or Other Cash-Based Award shall not have any rights with respect to such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.

(c)     Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Other Stock-Based Awards and Other Cash-Based Awards shall be subject to Section 12 of the Plan.

Section 12.	Change in Control.

       The Administrator may provide in the applicable Award Agreement that an Award will vest on an accelerated basis upon the Participant’s termination of employment or service in connection with a Change in Control or upon the occurrence of any other event that the Administrator may set forth in the Award Agreement. If the Company is a party to an agreement that is reasonably likely to result in a Change in Control, such agreement may provide for: (i) the continuation of any Award by the Company, if the Company is the surviving corporation; (ii) the assumption of any Award by the surviving corporation or its parent or subsidiary; (iii) the substitution by the surviving corporation or its parent or subsidiary of equivalent awards for any Award, provided, however, that any such substitution with respect to Options and Stock Appreciation Rights shall occur in accordance with the requirements of Code Section 409A; or (iv) settlement of any Award for the Change in Control Price (less, to the extent applicable, the per share exercise or grant price), or, if the per share exercise or grant price equals or exceeds the Change in Control Price or if the Administrator determines that Award cannot reasonably become vested pursuant to its terms, such Award shall terminate and be canceled without consideration. To the extent that Restricted Shares, Restricted Stock Units or other Awards settle in Shares in accordance with their terms upon a Change in Control, such Shares shall be entitled to receive as a result of the Change in Control transaction the same consideration as the Shares held by stockholders of the Company as a result of the Change in Control transaction. For purposes of this Section 12, “Change in Control Price” shall mean (A) the price per share of Common Stock paid to stockholders of the Company in the Change in Control transaction, or (B) the Fair Market Value of a Share upon a Change in Control, as determined by the Administrator. To the extent that the consideration paid in any such Change in Control transaction consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in good faith by the Administrator.

Section 13.	Amendment and Termination.

(a)     The Board or the Committee may amend, alter or terminate the Plan, but no amendment, alteration, or termination shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant’s consent.

(b)     Notwithstanding the foregoing, approval of the Company’s stockholders shall be obtained to increase the aggregate Share limit described in Section 4.

(c)     Subject to the terms and conditions of the Plan, the Administrator may modify, extend or renew outstanding Awards under the Plan, or accept the surrender of outstanding Awards (to the extent not already exercised) and grant new Awards in substitution of them (to the extent not already exercised).

(d)     Notwithstanding the foregoing, no alteration, modification or termination of an Award will, without the prior written consent of the Participant, adversely alter or impair any rights or obligations under any Award already granted under the Plan.

Section 14.	Unfunded Status of Plan.

       The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made or Shares not yet transferred to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 15.	Withholding Taxes.

       Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for federal, state and/or local income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state, or local taxes of any kind, domestic or foreign, required by law or regulation to be withheld with respect to the Award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an Award granted hereunder, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Whenever Shares are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any related federal, state and local taxes, domestic or foreign, to be withheld and applied to the tax obligations. With the approval of the Administrator, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery of Shares or by delivering already owned unrestricted shares of Common Stock, in each case, having a value equal to the amount required to be withheld or such other greater amount up to the maximum statutory rate under applicable law, as applicable to such Participant, if such other greater amount would not result in adverse financial accounting treatment, as determined by the Administrator (including in connection with the effectiveness of FASB Accounting Standards Update 2016-09). Such Shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an Award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Option or other Award.

Section 16.	Non-United States Employees.

       Without amending the Plan, the Administrator may grant Awards to eligible persons residing in non-United States jurisdictions on such terms and conditions different from those specified in the Plan, including the terms of any award agreement or plan, adopted by the Company or any Subsidiary thereof to comply with, or take advantage of favorable tax or other treatment available under, the laws of any non-United States jurisdiction, as may in the judgment of the Administrator be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes the Administrator may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.

Section 17.	Transfer of Awards.

       No purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each, a “Transfer”) by any holder thereof in violation of the provisions of the Plan or an Award Agreement will be valid, except with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator, and other than by will, by the laws of descent and distribution. Any purported Transfer of an Award or any economic benefit or interest therein in violation of the Plan or an Award Agreement shall be null and void ab initio, and shall not create any obligation or liability of the Company, and any person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the Plan or an Award Agreement shall not be entitled to be recognized as a holder of such Shares. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, an Option may be exercised, during the lifetime of the Participant, only by the Participant or, during any period during which the Participant is under a legal disability, by the Participant’s guardian or legal representative.

Section 18.	Continued Employment.

       The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or an Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or an Affiliate thereof to terminate the employment or service of any of its Eligible Recipients at any time.

Section 19.	Effective Date and Approval Date.

       The Plan will be effective as of the date on which the Plan is approved by the Company’s stockholders (the “Effective Date”). The Plan will be unlimited in duration and, in the event of Plan termination, will remain in effect as long as any Shares awarded under it are outstanding; provided, however, that no Awards will be made under the Plan on or after the tenth anniversary of Effective Date.

Section 20.	Code Section 409A.

       The intent of the parties is that payments and benefits under the Plan comply with Code Section 409A (or an available exemption therefrom) to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered to be in accordance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Code Section 409A shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required in order to avoid accelerated taxation and/or tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided upon a “separation from service” to a Participant who is a “specified employee” shall be paid on the first business day after the date that is six (6) months following the Participant’s separation from service (or upon the Participant’s death, if earlier). In addition, for purposes of the Plan, each amount to be paid or benefit to be provided to the Participant pursuant to the Plan, which constitute deferred compensation subject to Code Section 409A, shall be construed as a separate identified payment for purposes of Code Section 409A. Nothing contained in the Plan or an Award Agreement shall be construed as a guarantee of any particular tax effect with respect to an Award. The Company does not guarantee that any Awards provided under the Plan will satisfy the provisions of Code Section 409A, and in no event will the Company be liable for any or all portion of any taxes, penalties, interest or other expenses that may be incurred by a Participant on account of any non-compliance with Code Section 409A.

Section 21.	Compensation Recovery Policy.

       The Plan and all Awards issued hereunder shall be subject to any compensation recovery and/or recoupment policy adopted by the Company to comply with applicable law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or to comport with good corporate governance practices, as such policies may be amended from time to time.

Section 22.	Governing Law.

        The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law of such state.

Section 23.	Plan Document Controls.

        The Plan and each Award Agreement constitute the entire agreement with respect to the subject matter hereof and thereof; provided that in the event of any inconsistency between the Plan and such Award Agreement, the terms and conditions of the Plan shall control.

_________________________________

Adopted by the stockholders of the Company on December 4, 2018.

Section 4(a) amended by the board of directors of the Company on October 29, 2020 and by stockholders of the Company on [___].

21818 Concrete Pumping Holdings Proxy Card Front

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

CONCRETE PUMPING HOLDINGS, INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on April 24, 2023.

INTERNET/MOBILE – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this **X**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTING THE FOUR NOMINEES TO THE BOARD OF DIRECTORS, "FOR" FOR PROPOSALS 2, 3 AND 5, AND FOR "ONE YEAR" FOR PROPOSAL 4.

1. To elect the four Class II Director nominees:
   (1) Raymond Cheesman
   (2) Brian Hodges
   (3) Howard D. Morgan
   (4) John M. Piecuch

FOR all Nominees listed to the left	WITHHOLD AUTHORITY to vote for all Nominees listed to the left (see further instruction below)
☐	☐

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)

FOR	AGAINST	ABSTAIN
☐	☐	☐

FOR	AGAINST	ABSTAIN
☐	☐	☐

ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN
☐	☐	☐	☐

FOR	AGAINST	ABSTAIN
☐	☐	☐

CONTROL NUMBER

Signature____________________ **Signature, if held jointly**____________________ **Date**__________, **2023.**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

21818 Concrete Pumping Holdings Proxy Card Back

The Proxy Statement and our 2022 Annual Report to Stockholders are available at https://www.cstproxy.com/concretepumpingholdings/2023

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

CONCRETE PUMPING HOLDINGS, INC.

The undersigned appoints Bruce Young and Iain Humphries, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse side hereof, all of the shares of common stock of CONCRETE PUMPING HOLDINGS, INC. held of record by the undersigned at the close of business on February 24, 2023 at the Annual Meeting of Stockholders of CONCRETE PUMPING HOLDINGS, INC. to be held on Tuesday, April 25, 2023 at 10:00 a.m. (ET), at Concrete Pumping Holdings, Inc.'s corporate office located at 500 E. 84th Avenue, Suite A-5, Thornton, Colorado 80229, or at any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE FOUR NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSAL 2, 3 AND 5, AND IN FAVOR OF "ONE YEAR" FOR PROPOSAL 4, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSON(S) NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

(Continued, and to be marked, dated and signed, on the other side)